UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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COMCAST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2005 Annual Meeting of Shareholders of Comcast Corporation

Date:	June 1, 2005

Time:	Doors open:	8:00 a.m. Eastern Time
	Meeting begins:	9:00 a.m. Eastern Time

Place:	Wachovia Complex 3601 South Broad Street Philadelphia, Pennsylvania 19148

Purposes:	• Elect directors
• Ratify the appointment of our independent auditors
• Approve our 2002 Restricted Stock Plan, as amended and restated
• Vote on four shareholder proposals
• Conduct other business if properly raised

All shareholders are cordially invited to attend the meeting. Travel directions can be found on page 50 of the attached proxy statement. At the meeting you will hear a report on our business and have a chance to meet our directors and executive officers. Our 2004 Annual Report is enclosed.

Only shareholders of record on March 24, 2005 may vote at the meeting. Attendance at the meeting is limited to shareholders and one guest. If the meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the adjourned meeting, even though they do not constitute a quorum, will constitute a quorum for the purpose of acting on any matter described in this proxy statement.

Your vote is important. Please vote your shares promptly. To vote your shares, you can use the Internet or call the toll-free telephone number as described in the instructions on your proxy card, or complete, sign, date and return your proxy card.

ARTHUR R. BLOCK
Secretary
April 8, 2005

i

PROXY STATEMENT
GENERAL INFORMATION

Who May Vote
      Holders of our Class A and Class B common stock, as reflected in our records on March 24, 2005, may vote at the meeting. Holders of our Class A Special common stock are not entitled to vote at the meeting. This proxy statement is being sent to holders of Class A Special common stock for informational purposes only. This proxy statement and the enclosed proxy card are being mailed to our shareholders beginning on or about April 13, 2005.

How to Vote
      You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How Proxies Work
      Comcast’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals, or abstain from voting.
      If you are a registered shareholder (meaning your name is included on the securityholder file maintained by our transfer agent, EquiServe Trust Company, N.A., whether you hold your shares in book-entry through EquiServe or in certificated form), you can vote by proxy in any of the following ways:

•	Via the Internet: Go to www.eproxyvote.com/cmcsa and follow the instructions. You will need to enter the number in the shaded box printed on your proxy card.

•	By telephone: Call toll-free 1-877-779-8683 and follow the instructions. You will need to enter the number in the shaded box printed on your proxy card.

•	In writing: Complete, sign, date and return your proxy card in the enclosed envelope.
      If you vote via the Internet or by telephone, your vote must be received by 5:00 p.m. Eastern Time on May 31, 2005.
      If you give us your signed proxy but do not specify how to vote, we will vote your shares in favor of the director candidates, the ratification of the appointment of our independent auditors, and the approval of our 2002 Restricted Stock Plan, as amended and restated, and against the four shareholder proposals.
      If your shares are held in the name of your bank, brokerage firm or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.
      If your shares are held in the Comcast Corporation Retirement-Investment Plan, your shares will be voted as you specify on your proxy card. If you hold shares in the Comcast Corporation Retirement-Investment Plan and do not return your proxy card or do not specify how to vote your shares on your proxy card, the plan trustee will vote your shares in the same proportion on each matter as it votes shares held in this plan for which voting directions were received.

Matters to be Presented
      We are not aware of any matters to be presented other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed or adjourned, the proxies will vote your shares on the new meeting date in accordance with your previous instructions, unless you have revoked your proxy.

Revoking a Proxy
      If you are a registered shareholder, you may revoke your proxy before it is voted by:

•	Submitting a new proxy with a later date, including a proxy given via the Internet or by telephone;

•	Notifying our Secretary in writing before the meeting at the address given on page 3 of this proxy statement; or

•	Voting in person at the meeting.
      If your shares are held in the name of your bank, brokerage firm or other nominee, you should follow the instructions received from them, or contact your broker, in order to change your vote.

Attending in Person
      Attendance at the meeting is limited to shareholders and one guest. For safety and security reasons, video and audio recording devices and other electronic devices will not be allowed in the meeting. All meeting attendees may be asked to present a valid, government-issued photo identification, such as a driver’s license or passport, before entering the meeting, and attendees may be subject to security inspections.
      For registered shareholders, an admission ticket is attached to your proxy card. Please bring the admission ticket with you to the meeting. Shareholders who do not present an admission ticket at the meeting will be admitted only upon verification of ownership.
      If your shares are held in the name of your bank, brokerage firm or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on March 24, 2005, the record date for voting. You may receive an admission ticket in advance by sending a written request with proof of ownership, such as a recent bank or brokerage statement, to Comcast Corporation, in care of EquiServe, Client Administration, 250 Royall Street, Canton, Massachusetts 02021.

Webcast of the Meeting
      We are pleased to offer an audio webcast of the annual meeting. If you choose to listen to the audio webcast, you may do so at the time of the meeting via the link on our website at www.cmcsa.com or www.cmcsk.com.

Conduct of the Meeting
      The Chairman of the Board has broad authority to conduct the annual meeting in an orderly manner. This authority includes establishing rules for shareholders who wish to address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all shareholders.

Contacting Comcast or its Directors
      If you have questions or would like more information about the annual meeting, you can contact us in any of the following ways:

•	Via the Internet: Go to our website, www.cmcsa.com or www.cmcsk.com, and click on “2005 Annual Meeting of Shareholders” to find meeting logistics, vote your proxy or access additional shareholder information.

•	By telephone: Call toll-free 1-866-281-2100.

•	By writing to the following address: Arthur R. Block Secretary Comcast Corporation 1500 Market Street Philadelphia, Pennsylvania 19102-2148
      The Board has provided a process for shareholders to communicate with its members. Shareholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board, to a particular director, to the non-employee directors or to any other group of directors or committee of the Board, in care of Arthur R. Block, Secretary, Comcast Corporation, at the address given above. You may also send an e-mail in care of the Chair of the Audit Committee of the Board by using the following e-mail address: audit committee chairman@comcast.com.

Corporate Governance
      The Board has adopted corporate governance guidelines. These guidelines address items such as the standards, qualifications and responsibilities of our directors and director candidates, and corporate governance policies and standards applicable to us in general. In addition, we have a code of ethics and business conduct which applies to all our employees, including our executive officers and directors. Both the code and the guidelines are posted under the “Governance” section of our website at www.cmcsa.com or www.cmcsk.com. The charters of each of the Board’s Governance and Directors Nominating, Audit, and Compensation Committees are also posted on our website. More information on our Board and its committees can be found beginning on page 10 of this proxy statement.
VOTING SECURITIES AND PRINCIPAL HOLDERS

Outstanding Shares and Voting Rights
      At the close of business on March 24, 2005, the record date, we had outstanding 1,361,030,230 shares of Class A common stock, 9,444,375 shares of Class B common stock and 837,756,461 shares of Class A Special common stock.
      On each matter to be voted upon, the Class A common stock and Class B common stock will vote together. As of the record date, each holder of Class A common stock is entitled to 0.2082 votes per share and each holder of Class B common stock is entitled to 15 votes per share. Holders of Class A Special common stock are not entitled to vote at the meeting.
      In order to carry on the business of the annual meeting, we must have a quorum. This means that for each matter presented, shareholders entitled to cast a majority of the votes that shareholders are entitled to cast on that matter must be represented at the meeting, either in person or by proxy. If the meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the adjourned meeting, even though they do not constitute a quorum as described above, will constitute a quorum for the purpose of acting on any matter described in this proxy statement.

      The director candidates who receive the most votes will be elected to fill the available seats on the Board. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur on a matter when a bank, brokerage firm or other nominee is not permitted to vote on that matter without instruction from the owner of the shares and no instruction is given.
      Mr. Brian L. Roberts, our Chairman and CEO, beneficially owns all of the outstanding Class B common stock and has indicated that he will vote all of these shares in favor of the director candidates, the ratification of the appointment of our independent auditors, and the approval of our 2002 Restricted Stock Plan, as amended and restated, and against the four shareholder proposals.

Principal Shareholders
      This table sets forth information as of February 28, 2005 about persons we know to beneficially own more than five percent of any class of our voting common stock.

		Amount Beneficially		Percent of
Title of Voting Class	Name and Address of Beneficial Owner	Owned		Class

Class A common stock	Microsoft Corporation	100,623,717	(1)	7.4%
	One Microsoft Way
	Redmond, WA 98053

	Dodge & Cox	80,204,638	(2)	5.9%
	555 California Street, 40th Floor
	San Francisco, CA 94104

	Barclays plc	79,660,405	(3)	5.85%
	54 Lombard Street
	London, England EC3P 3AH

Class B common stock	Brian L. Roberts	9,444,375	(4)	100%
	1500 Market Street
	Philadelphia, PA 19102-2148

(1)	This information is based upon a filing with the Securities and Exchange Commission dated November 25, 2002 made by Microsoft setting forth information as of November 18, 2002.

(2)	This information is based upon a filing with the Securities and Exchange Commission dated February 10, 2005 made by Dodge & Cox setting forth information as of December 31, 2004.

(3)	This information is based upon a filing with the Securities and Exchange Commission dated February 14, 2005 made by Barclays setting forth information as of December 31, 2004. Shares listed as beneficially owned by Barclays are owned by the following entities: Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Capital Securities Limited and Barclays Capital Inc.

(4)	Includes 9,039,663 shares of Class B common stock owned by a limited liability company of which Mr. Brian L. Roberts is the managing member and 404,712 shares of Class B common stock owned by certain family trusts. The shares of Class B common stock beneficially owned by Mr. Brian L. Roberts represent 33 1/3% of the combined voting power of the two classes of our voting common stock, which percentage is generally non-dilutable pursuant to the terms of our Restated Articles of Incorporation. Under our Restated Articles of Incorporation, each share of Class B common stock is convertible, at the shareholder’s option, into one share of Class A common stock or Class A Special common stock. For information regarding Mr. Brian L. Roberts’ beneficial ownership of Class A common stock, see footnote (14) under “Security Ownership of Directors and Executive Officers” below.

Security Ownership of Directors and Executive Officers
      This table sets forth information as of February 28, 2005 about the amount of common stock beneficially owned by our current directors, our director nominee, Mr. Breen, the executive officers named in the Summary Compensation Table below, and the directors, director nominee and executive officers as a group.

	Amount Beneficially Owned(1)						Percent of Class

			Class A					Class A
Name of Beneficial Owner	Class A(2)		Special(3)		Class B		Class A(2)	Special(3)	Class B

John R. Alchin	130,795		1,935,709	(4)			*	*
			55,332	(5)				*
S. Decker Anstrom	16,933		16,000				*	*
	2,118	(6)					*
C. Michael Armstrong (7)	3,722,259						*
Kenneth J. Bacon	22,800						*
Sheldon M. Bonovitz	28,425	(8)	179,854	(9)			*	*
			38,968	(5)				*
Edward D. Breen
Julian A. Brodsky	157,057		2,627,977	(10)			*	*
			1,553,785	(5)				*
Stephen B. Burke	213,454	(11)	3,519,591	(12)			*	*
Joseph L. Castle, II	13,500		16,169				*	*
David L. Cohen	138,483		199,138				*	*
Joseph J. Collins	69,875						*
	185	(6)					*
J. Michael Cook	23,908	(13)	2,300				*	*
	2,118	(6)					*
Brian L. Roberts	307,953	(14)	15,201,535	(15)	9,444,375	(16)	*	1.8%	100% (16)
Ralph J. Roberts	197,600		6,126,601	(17)			*	*
	141,116	(5)					*
Dr. Judith Rodin	16,933						*
	2,118	(6)					*
Lawrence S. Smith	147,277	(18)	2,193,810	(19)			*	*
			53,440	(5)				*
Michael I. Sovern	26,189						*
All directors, our director nominee and executive officers as a group (19 persons)	5,450,340		35,101,843		9,444,375	(16)	*	4.0%	100% (16)
	(8)(11)(13)(14)		(4)(9)(10)(12)
	(18)(20)(21)		(15)(17)(19)
			(20)(22)

*	Less than one percent of the applicable class.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934.

(2)	Includes beneficial ownership of shares of Class A common stock for which the following persons hold options exercisable on or within 60 days of February 28, 2005: Mr. Alchin, 122,600 shares; Mr. Anstrom, 15,000 shares; Mr. Armstrong, 3,290,004 shares; Mr. Bacon, 15,000 shares;

Mr. Bonovitz, 15,000 shares; Mr. Brodsky, 32,600 shares; Mr. Burke, 152,600 shares; Mr. Castle, 13,125 shares; Mr. Cohen, 122,600 shares; Mr. Collins, 1,875 shares; Mr. Cook, 19,388 shares; Mr. Brian L. Roberts, 287,600 shares; Mr. Ralph J. Roberts, 197,600 shares; Dr. Rodin, 15,000 shares; Mr. Smith, 137,600 shares; Mr. Sovern, 19,389 shares; and all directors, our director nominee and executive officers as a group, 4,522,181 shares. Also includes beneficial ownership of shares of Class A common stock underlying restricted stock units held by the following persons that vest on or within 60 days of February 28, 2005: Mr. Alchin, 6,750 shares; Mr. Cohen, 15,000 shares; Mr. Brian L. Roberts, 16,500 shares; Mr. Smith, 7,500 shares; and all directors, our director nominee and executive officers as a group, 48,750 shares.

(3)	Includes beneficial ownership of shares of Class A Special common stock for which the following persons hold options exercisable on or within 60 days of February 28, 2005: Mr. Alchin, 1,724,515 shares; Mr. Anstrom, 14,400 shares; Mr. Bonovitz, 10,800 shares; Mr. Brodsky, 1,548,204 shares; Mr. Burke, 3,362,455 shares; Mr. Castle, 10,800 shares; Mr. Cohen, 185,500 shares; Mr. Brian L. Roberts, 12,194,082 shares; Mr. Ralph J. Roberts, 3,409,408 shares; Mr. Smith, 2,056,477 shares; and all directors, our director nominee and executive officers as a group, 25,851,301 shares.

(4)	Includes 29 shares of Class A Special common stock owned in our Retirement-Investment Plan.

(5)	Represents share equivalents which will be paid at a future date in cash and/or in stock at the individual’s election pursuant to an election made under our deferred compensation plans.

(6)	Represents share equivalents which will be paid at a future date in stock under our deferred compensation plans.

(7)	Mr. Armstrong has informed the Board that he will not stand for re-election as a director at the annual meeting.

(8)	Includes 6,425 shares of Class A common stock owned by his wife, 104 shares held by him as trustee for a testamentary trust, as to all of which shares he disclaims beneficial ownership, and 3,877 shares owned by family partnerships.

(9)	Includes 3,050 shares of Class A Special common stock owned by his wife, 40,000 shares held by him as a trustee of grantor retained annuity trusts, 10,476 shares owned by a charitable foundation of which his wife is a trustee, as to all of which shares he disclaims beneficial ownership, and 112,528 shares owned by family partnerships.

(10)	Includes 290,042 shares of Class A Special common stock owned in two separate grantor retained annuity trusts and 345,303 shares owned in an irrevocable trust, as to which shares he disclaims beneficial ownership.

(11)	Includes 1,812 shares of Class A common stock owned in our Retirement-Investment Plan.

(12)	Includes 23,072 shares of Class A Special common stock owned in our Retirement-Investment Plan.

(13)	Includes 1,617 shares of Class A common stock owned by his wife, as to which shares he disclaims beneficial ownership.

(14)	Includes 2,497 shares of Class A common stock owned in our Retirement-Investment Plan. Also includes 1,356 shares owned by his wife, as to which shares he disclaims beneficial ownership. Does not include shares of Class A common stock issuable upon conversion of Class B common stock beneficially owned by Mr. Brian L. Roberts. If Mr. Brian L. Roberts were to convert the Class B common stock that he beneficially owns into Class A common stock, Mr. Brian L. Roberts would beneficially own 9,752,328 shares of Class A common stock, representing less than 1% of the Class A common stock.

(15)	Includes 41,132 shares of Class A Special common stock owned in our Retirement-Investment Plan. Also includes 2,712 shares owned by his wife, 160 shares owned by his daughter and 61,630 shares owned by a family charitable foundation, as to all of which shares he disclaims beneficial ownership. Also includes 2,408,638 shares owned by a limited liability company of which Mr. Brian L. Roberts is the managing member, and 122,163 shares owned by certain non-grantor family trusts, but does not include shares of Class A Special common stock issuable upon conversion of Class B common stock beneficially owned by Mr. Brian L. Roberts. If Mr. Brian L. Roberts were to convert the Class B common stock that he beneficially owns into Class A Special common stock, Mr. Brian L. Roberts would beneficially own 24,645,910 shares of Class A Special common stock, representing approximately 2.9% of the Class A Special common stock.

(16)	See note (4) under “Principal Shareholders.”

(17)	Includes 371,351 shares of Class A Special common stock owned by family partnerships, the general partners of which are controlled by Mr. Ralph J. Roberts, and 324,723 shares owned by a family charitable foundation, as to which shares he disclaims beneficial ownership.

(18)	Includes 1,294 shares of Class A common stock owned in an individual retirement account.

(19)	Includes 12,000 shares of Class A Special common stock owned by a family charitable foundation, as to which shares he disclaims beneficial ownership.

(20)	Includes share equivalents which will be paid at a future date in cash and/or in stock at the individual’s election pursuant to an election made under our deferred compensation plans.

(21)	Includes share equivalents which will be paid at a future date in stock under our deferred compensation plans.

(22)	Includes 1,420 shares of Class A Special common stock owned by the children of an executive officer, other than those named above, as to which shares beneficial ownership is disclaimed.

Section 16(a) Beneficial Ownership Reporting Compliance
      Our directors and executive officers file reports with the Securities and Exchange Commission indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, any changes in their ownership of our equity securities. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. We have reviewed copies of the reports we received and written representations from the individuals required to file the reports. Based on our review of the copies of the reports, and written representations received from the reporting persons, we believe that all filings required to be made by the reporting persons of Comcast for the period January 1, 2004 through December 31, 2004 were made on a timely basis, except for the following: restricted shares of Class A common stock granted to Mr. Stephen B. Burke on January 12, 2004 and options to purchase shares of Class A common stock granted to Mr. C. Michael Armstrong on May 26, 2004 and to Mr. Joseph J. Collins on October 19, 2004, each of which was inadvertently not reported in a timely manner. All grants have subsequently been reported on a Form 4.

PROPOSAL 1: ELECTION OF DIRECTORS
      The Board’s Governance and Directors Nominating Committee has recommended and nominated the director candidates named below, including Joseph J. Collins, who has served as a director since October 2004, and Edward D. Breen. All of these nominees other than Mr. Breen currently serve as our directors. All of our directors are elected for one-year terms.
      If a director nominee becomes unavailable before the annual meeting, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Governance and Directors Nominating Committee names one.
      C. Michael Armstrong has informed the Board that, because of other commitments, he will not stand for re-election to the Board at the annual meeting. In light of Mr. Armstrong’s past contributions to the Board, the Board has requested and Mr. Armstrong has agreed to serve as Director Emeritus until our next annual meeting of shareholders.
      The Board has created the Director Emeritus program to avail itself of the counsel of retiring directors who have made and can continue to make a unique contribution to the deliberations of the Board. The Board may, at its discretion, designate a retiring director as Director Emeritus. Each designation shall be for a period of one year which may be renewed in the Board’s discretion. A Director Emeritus may provide advisory services as requested from time to time and may be invited to attend meetings of the Board, but shall not vote or be counted for quorum purposes or have any of the duties or obligations imposed on a director or officer of Comcast under applicable law or otherwise be considered a director. A Director Emeritus shall be entitled to benefits and protections in accordance with Article 7 of our by-laws (Limitation of Directors’ Liability and Indemnification of Directors, Officers and Other Persons), but shall receive no compensation other than reimbursement for expenses incurred in the capacity of Director Emeritus.
      The Board has determined that each of our non-employee directors, other than Mr. Bonovitz, is independent in accordance with the director independence definition specified in our corporate governance guidelines, which are posted under the “Governance” section of our website, www.cmcsa.com or www.cmcsk.com, and in accordance with applicable Nasdaq rules. Following the annual meeting, if all director nominees are elected to serve as our directors, independent directors will constitute two-thirds of the Board. In making its independence determinations, the Board considered the following relationships.

•	Mr. Anstrom is an executive officer of Landmark Communications, Inc., subsidiaries of which provide us with cable programming services. Under applicable Nasdaq rules, Mr. Anstrom qualifies as independent since the amount of programming fees we pay for such services falls within Nasdaq prescribed limits. In each of 2002, 2003 and 2004 the amounts we paid to Landmark and its subsidiaries did not exceed the greater of five percent of Landmark’s consolidated gross revenues for that year or $200,000. In considering Mr. Anstrom’s independence under our corporate governance guidelines, the Board also determined that the Landmark business relationship is on customary arms-length terms and is not material to Comcast, and that Mr. Anstrom has no significant personal or other business relationships with Comcast or any of our executive officers or other employees. Additional information regarding Mr. Anstrom’s relationship with Comcast can be found under “Certain Transactions” on page 13 of this proxy statement.

•	Mr. Bonovitz is Chairman and Chief Executive Officer of Duane Morris LLP, a law firm that we had retained for legal services prior to 2003. Under applicable Nasdaq rules, Mr. Bonovitz qualifies as independent notwithstanding this past business relationship since the amount of fees we paid for such services fell within Nasdaq prescribed limits. However, the Board has determined that Mr. Bonovitz does not meet the independence definition in our corporate governance guidelines because of his personal relationships with the Roberts family.

•	Mr. Breen is Chairman of the Board and Chief Executive Officer of Tyco International Ltd., a company with which Comcast engages in ordinary course commercial transactions. Under applicable Nasdaq rules, Mr. Breen qualifies as independent since the amount of fees we paid to Tyco and the amount of fees Tyco paid to us in respect of such commercial arrangements fall within Nasdaq prescribed limits. In each of 2002, 2003 and 2004 the amounts we paid to Tyco and the amounts Tyco paid to us did not exceed the greater of five percent of the recipient company’s consolidated gross revenues for that year or $200,000. In considering Mr. Breen’s independence under our corporate governance guidelines, the Board also determined that the Tyco business relationship is on customary arms-length terms and is not material to Comcast.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.
      Set forth below is information about each of the nominees for director.
      Brian L. Roberts, 45, has served as a director and as our President and Chief Executive Officer since November 2002 and Chairman of the Board since May 2004. Prior to November 2002, Mr. Roberts served as a director and President of our predecessor for more than five years. He is a son of Mr. Ralph J. Roberts. Mr. Roberts is also a director of Comcast Holdings Corporation, one of our wholly-owned subsidiaries, and The Bank of New York Company, Inc.
      Ralph J. Roberts, 85, has served as a director and Chair of the Executive and Finance Committee of the Board since November 2002. Prior to November 2002, Mr. Roberts served as a director and Chairman of the Board of our predecessor for more than five years. He is the father of Mr. Brian L. Roberts.
      S. Decker Anstrom, 54, has served as a director since November 2002. Prior to November 2002, Mr. Anstrom served as a director of our predecessor since 2001. Mr. Anstrom was President and Chief Executive Officer of The Weather Channel from 1999 to 2001. In 2002, Mr. Anstrom became a director and President and Chief Operating Officer of Landmark Communications, Inc., a privately-held multimedia company, the assets of which include The Weather Channel. He is currently a director of the National Cable Television Association.
      Kenneth J. Bacon, 50, has served as a director since November 2002. Mr. Bacon has served as interim Executive Vice President of Housing and Community Development at Fannie Mae since January 2005. Prior to this, he was Senior Vice President of Multifamily Investment at Fannie Mae since 2000. From 1998 to 2000, Mr. Bacon served as Senior Vice President, American Communities Fund at Fannie Mae. Mr. Bacon is currently a director of the Fannie Mae Foundation and the National Equity Fund, and a member of the Board of Trustees of Stanford University. Mr. Bacon is a member of the Executive Leadership Council, Real Estate Roundtable and the Urban Land Institute.
      Sheldon M. Bonovitz, 67, has served as a director since November 2002. Prior to November 2002, he served as a director of our predecessor for more than five years. Mr. Bonovitz has been a partner with the law firm of Duane Morris LLP for more than five years and is currently Chairman and Chief Executive Officer of that firm. Mr. Bonovitz is also a director of eResearch Technology, Inc. In addition, he is a trustee of the Dolfinger-McMahon Charitable Trust and the Christian R. and Mary F. Lindbach Foundation, and he serves on the Board of Trustees of The Curtis Institute of Music and the Philadelphia Museum of Art.
      Edward D. Breen, 49, has been nominated to serve as one of our directors. Mr. Breen has been Chairman and Chief Executive Officer of Tyco International, Ltd. since July 2002. From January 2002 to July 2002 Mr. Breen was President and Chief Operating Officer of Motorola, Inc., from January 2001 to January 2002 he was Executive Vice President and President of Motorola’s Networks Sector, and from January 2000 to January 2001 he was Executive Vice President and President of Motorola’s Broadband Communications Sector. Prior to this, he had been Chairman, President and Chief Executive Officer of General Instrument Corporation from December 1997 to January 2000. Mr. Breen is a director of Tyco International Ltd. He is also a director of McLeodUSA Incorporated, and has indicated that he will not stand for re-election as a director at McLeod’s 2005 annual meeting.

      Julian A. Brodsky, 71, has served as a director since November 2002. From November 2002 to April 2004 he served as our Vice Chairman and since May 2004 he has served as our non-executive Vice Chairman. Prior to November 2002, he served as a director and Vice Chairman of our predecessor for more than five years. In addition, he is a director of Amdocs Ltd, Grey Global Group Inc. and RBB Fund, Inc.
      Joseph L. Castle, II, 72, has served as a director since February 2003. Mr. Castle had been a director of our predecessor for more than five years until November 2002. Mr. Castle is Chairman and Chief Executive Officer and a director of Castle Energy Corporation, an independent oil and gas exploration and production company. Mr. Castle is also a director of Charming Shoppes, Inc. and Delta Petroleum Corporation. Since 2001, Mr. Castle has served as Chairman of the Board of Trustees of the Diet Drug Products Liability Settlement Trust. He also serves as Chairman of the Board of Trustees of each of Arcadia University, Chestnut Hill Academy and The Franklin Institute.
      Joseph J. Collins, 66, has served as a director since October 2004. Mr. Collins currently serves as the Chairman of Aegis, LLC. He had been Chairman and Chief Executive Officer of AOL Time Warner Interactive Video from August 2001 until December 2003. From 1989 to August 2001, Mr. Collins served as Chairman and Chief Executive Officer of Time Warner Cable.
      J. Michael Cook, 62, has served as a director since November 2002. From 2001 until 2002, Mr. Cook served as a director of AT&T Corp. Mr. Cook is a director of Eli Lilly and Company, International Flavors & Fragrances, Inc., The Dow Chemical Company and Northrop Grumman Corporation. Mr. Cook is also a member of the Advisory Board of the Securities Regulation Institute, Chairman Emeritus of the Board of Catalyst, Chairman of the Accountability Advisory Panel to the Comptroller General of the United States, a member of the Advisory Council of the Public Company Accounting Oversight Board (PCAOB) and a member of the Advisory Board of the Graduate School of the University of Florida.
      Dr. Judith Rodin, 60, has served as a director since November 2002. She is President of the Rockefeller Foundation. Dr. Rodin had previously been President of the University of Pennsylvania, as well as a professor of psychology and of medicine and psychiatry at the University of Pennsylvania, from 1994 until 2004. She is currently a director of Aetna, Inc., AMR Corporation, Citigroup and Electronic Data Systems Corporation, and also serves as a trustee of 43 of the mutual funds managed by The BlackRock Funds.
      Michael I. Sovern, 73, has served as a director since November 2002. Prior to November 2002, he served as a director of AT&T Corp. for more than five years. Mr. Sovern is Chairman of Sotheby’s Holdings, Inc. He is President Emeritus and Chancellor Kent Professor of Law at Columbia University where he served as President for more than five years. He is President and a director of The Shubert Foundation and a director of The Shubert Organization. He is currently a director of Sequa Corp. and Sotheby’s Holdings, Inc. Mr. Sovern is also Chairman of the Japan Society and Chairman of the American Academy in Rome.
About the Board and its Committees

The Board	We are governed by a Board of Directors and various committees of the Board that meet throughout the year. During 2004, there were 12 meetings of the Board and a total of 20 committee meetings. With the exception of Mr. Armstrong and Mr. Bacon, each director attended more than 75% of the aggregate of all Board and committee meetings on which he or she served. Our independent directors have the opportunity to meet in an executive session following each regularly scheduled Board meeting. Following the annual meeting, if all director nominees are elected to serve as our directors, we will have eight independent directors. As described in greater detail below, we also have a Presiding Director, currently Dr. Rodin, who presides at the executive sessions. During 2004, our independent directors held four executive sessions in which only the independent directors participated. We encourage our directors to attend the annual meeting of shareholders. Each of our directors attended the 2004 annual meeting.

Presiding Director	In accordance with our corporate governance guidelines, our Board has a Presiding Director position, which is currently filled by Dr. Rodin. The Presiding Director presides over private executive sessions of the independent directors and discusses with the independent directors prior to each regularly scheduled Board meeting the need and agenda for any such private session. The independent directors meet in these private executive sessions at least twice a year and at least once a year use the session to evaluate the performance of our Chief Executive Officer and other senior management. The role of Presiding Director rotates annually (between annual meetings of shareholders) among the Chairs of the Compensation, Governance and Directors Nominating and Audit Committees.

Committees of the Board	The Board has four principal committees. The following describes for each committee its current membership, the number of meetings held during 2004 and its mission.

Executive and Finance Committee	C. Michael Armstrong, Sheldon M. Bonovitz, Julian A. Brodsky and Ralph J. Roberts (Chair).

This committee met two times in 2004. The Executive and Finance Committee acts for the directors in the intervals between Board meetings with respect to any matters delegated to it by the Board.

Audit Committee	Kenneth J. Bacon, Joseph L. Castle, II, Joseph J. Collins, J. Michael Cook (Chair) and Dr. Judith Rodin. Each member of the committee is independent as defined under Nasdaq rules. A copy of this committee’s charter is attached to this proxy statement as Appendix A and is also posted under the “Governance” section of our website at www.cmcsa.com or www.cmcsk.com.

This committee met eight times in 2004. The Audit Committee is responsible for the oversight and evaluation of:

•	the qualifications, independence and performance of our independent auditors;
•	the performance of our internal audit function; and
•	the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting.

The Audit Committee is also responsible for preparing the Audit Committee report required by the rules of the Securities and Exchange Commission, and the report is included in this proxy statement on page 14.

The Board has concluded that three members of the Audit Committee qualify as audit committee financial experts. They are Kenneth J. Bacon, Joseph L. Castle, II and J. Michael Cook.

Compensation Committee	S. Decker Anstrom, Joseph L. Castle, II, Joseph J. Collins, Dr. Judith Rodin (Chair) and Michael I. Sovern. Each member of the committee is independent as defined under Nasdaq rules. A copy of this committee’s charter is posted under the “Governance” section of our website at www.cmcsa.com or www.cmcsk.com.

This committee met six times in 2004. The Compensation Committee reviews and approves our compensation and benefit programs, ensures the competitiveness of these programs and oversees and sets compensation for our senior executives. The Compensation Committee is also responsible for preparing the Compensation Committee report required by the rules of the Securities and Exchange Commission, and the report is included in this proxy statement on page 44.

Governance and Directors Nominating Committee	S. Decker Anstrom (Chair), Kenneth J. Bacon, Joseph L. Castle, II, J. Michael Cook and Michael I. Sovern. Each member of the committee is independent as defined under Nasdaq rules. A copy of this committee’s charter is posted under the “Governance” section of our website at www.cmcsa.com or www.cmcsk.com.

This committee met four times in 2004. The Governance and Directors Nominating Committee exercises general oversight with respect to the governance of the Board, as well as corporate governance matters involving us and our directors and executive officers. It also is responsible for periodically leading reviews and evaluations of the performance, size and responsibilities of the Board and its committees, and oversees succession planning for our senior management (including our Chief Executive Officer).

The Governance and Directors Nominating Committee also identifies and recommends director nominees. In assessing candidates, whether recommended by the committee or by shareholders, the committee considers an individual’s professional knowledge, business, financial and management expertise, industry knowledge and entrepreneurial background and experience. The committee also considers diversity, applicable independence requirements and the current composition of the Board.

During the 2004 fiscal year, the Governance and Directors Nominating Committee retained Howard Fischer Associates International as a search firm to assist in locating, interviewing and evaluating potential Board candidates.

The Governance and Directors Nominating Committee will consider director candidates nominated by shareholders. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information required by our by-laws in the following time periods. For election of directors at an annual meeting called for a date between May 2, 2006 and July 3, 2006, we must receive written notice on or after February 1, 2006 and on or before March 3, 2006. For election of directors at any other meeting, we must receive written notice by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first. You can obtain a copy of the full text of the relevant by-law provision by writing to Arthur R. Block, Secretary, Comcast Corporation, at the address given on page 3 of this proxy statement. A copy of our by-laws has also been filed with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K filed on February 23, 2005.

Director Compensation
      Directors who are Comcast employees do not receive any fees for their services as directors. Each non-employee director receives an annual retainer of $50,000 and $2,500 for each Board meeting or other meeting attended in his or her capacity as director or for any other business conducted on our behalf, $2,500 for each Audit, Compensation or Governance and Directors Nominating Committee meeting attended and $1,000 for each Executive and Finance Committee meeting attended. The Chair of the Audit Committee receives an additional annual retainer of $20,000 and the Chairs of the Compensation and Governance and Directors Nominating Committees receive an additional annual retainer of $10,000. Other members of the Audit Committee receive an additional annual retainer of $10,000 and other members of the Compensation and Governance and Directors Nominating Committees receive an additional annual retainer of $5,000. Members of the Executive and Finance Committee receive an additional annual retainer of $2,500. The Chair of this committee is entitled to receive an additional annual retainer of $5,000. The current Chair of this committee, Mr. Ralph J. Roberts, however, receives no compensation with respect to this position since he is one of our employees. Fees received by a director may be deferred in whole or in part under our 2002 and 2005 Deferred Compensation Plans. Up to one-half of the Board annual retainer may be received, at the election of the non-employee director, in shares of Class A common stock.
      Non-employee directors are reimbursed for travel expenses for meetings attended. Non-employee directors, like all active Comcast employees, are provided with Comcast cable and high speed data services at no cost (if available in the area in which they live).
      If proposal 3 of this proxy statement is approved at the meeting, each non-employee director will be granted on or about November 20, 2005, and each year thereafter for so long as this program remains in effect, restricted shares of Class A common stock having a fair market value on the date of grant of $100,000. Such shares will be fully vested on the grant date. If proposal 3 of this proxy statement is not approved, Comcast will retain its current practice of granting to each non-employee director on or about November 20 of each year an option to purchase 7,500 shares of Class A common stock. These options become exercisable six months after the grant date and remain exercisable for ten years. It is the practice of the Board to review non-employee director compensation on an annual basis.
      A description of our agreements with Mr. Armstrong and Mr. Brodsky can be found under “Agreements with Executive Officers and Directors.”
Certain Transactions
      Mr. Anstrom, one of our directors, is President and Chief Operating Officer of Landmark Communications, Inc., the parent company of The Weather Channel. In 2004, we paid $19,819,831 in programming fees for carriage of The Weather Channel and Weatherscan Local under customary arms-length affiliation agreements. Bill Burke, a brother of Stephen B. Burke, one of our executive officers, served as the President of The Weather Channel until June 2004. Neither Mr. Anstrom nor Messrs. Burke were directly involved in the negotiation of these agreements.
      Debra G. Brodsky, a daughter of Mr. Brodsky, our non-executive Vice Chairman and one of our directors, is one of our employees. In 2004, she received $145,823 in annual salary and bonus. She also participates in our employee benefit and equity incentive plans on the same basis as other similarly situated employees.

PROPOSAL 2:     RATIFICATION OF THE APPOINTMENT
OF OUR INDEPENDENT AUDITORS
      The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2005. We are asking you to ratify this appointment, although your ratification is not required. A representative of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.
      THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.
      Set forth below are the fees paid or accrued for the services of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in 2004 and 2003.

	2004	2003

	(in millions)
Audit fees	$5.3	$3.8
Audit-related fees	$0.5	$0.7
Tax fees	$0.7	$1.4
All other fees	—	—

	$6.5	$5.9

      Audit fees consist of services rendered to us and our subsidiaries for the audits of our annual financial statements, audit of our annual management assessment of the effectiveness of internal control over financial reporting in 2004 (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings. The increase in audit fees in 2004 is primarily due to the audit of internal controls over financial reporting.
      Audit-related fees consist almost entirely of employee benefit plan audits and attestation services related to contractual and regulatory compliance.
      Tax fees consist of domestic and foreign tax compliance services, including tax examination assistance, expatriate administration and tax preparation; and international, state and local tax planning and advice. In 2004 and 2003, tax fees included $10,000 and $264,000, respectively, for international, state and local tax planning and advice.
      All other fees consist of permissible non-audit services, if any.
Pre-Approval Policy of Audit Committee of Services Performed by Independent Auditors
      The Audit Committee’s policy requires that the committee pre-approve audit and non-audit services performed by the independent auditors to assure that the services do not impair the auditors’ independence. Unless a type of service has received general pre-approval, it requires separate pre-approval by the Audit Committee. Even if a service has received general pre-approval, if the fee associated with the service exceeds $250,000 in a single engagement or series of related engagements, or relates to tax planning and advice, it requires separate pre-approval. The Audit Committee has delegated its pre-approval authority to its Chair acting with one additional member.
Report of the Audit Committee
      The Audit Committee is comprised solely of independent directors meeting the requirements of applicable Securities and Exchange Commission and Nasdaq rules. The key responsibilities of our committee are set forth in our charter, which was adopted by us and approved by the Board and is attached to this proxy statement as Appendix A.

      We serve in an oversight capacity and are not intended to be part of Comcast’s operational or managerial decision-making process. Comcast’s management is responsible for the preparation, integrity and fair presentation of information in the consolidated financial statements, the financial reporting process and internal control over financial reporting. The independent auditors are responsible for auditing the consolidated financial statements and internal control over financial reporting. Our principal purpose is to monitor these processes.
      In this context, we met and held discussions with management and the independent auditors. Management represented to us that Comcast’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and we have reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent auditors. We also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended, and Rule 2-07 (Communication with Audit Committees) of Regulation S-X.
      We discussed with the independent auditors the auditors’ independence from Comcast and its management, including the matters, if any, in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). We also considered whether the independent auditors’ provision of audit and non-audit services to Comcast is compatible with maintaining the auditors’ independence.
      We discussed with Comcast’s internal and independent auditors the overall scope and plans for their respective audits. We met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Comcast’s internal controls, and the overall quality and integrity of Comcast’s financial reporting.
      Based on the reviews and discussions referred to above, we have recommended to the Board, and the Board has approved, that the audited financial statements be included in Comcast’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.
      We have appointed Deloitte & Touche LLP as Comcast’s independent auditors for 2005, subject to shareholder ratification of that appointment.
Members of the Audit Committee
J. Michael Cook (Chair)
Kenneth J. Bacon
Joseph L. Castle, II
Joseph J. Collins
Dr. Judith Rodin

PROPOSAL 3:     APPROVAL OF OUR 2002 RESTRICTED STOCK PLAN,
AS AMENDED AND RESTATED
      Our 2002 Restricted Stock Plan was ratified by the Board on November 20, 2002 and approved by shareholders on each of May 7, 2003 and May 26, 2004. On January 11, 2005, the Board approved, subject to shareholder approval, an amendment to the plan to permit non-employee directors to receive awards of restricted stock and restricted stock units under the plan. Non-employee directors are those members of our Board who are not our employees. On February 16, 2005, the Compensation Committee approved a further amendment to the plan to address recently enacted deferred compensation tax legislation.
      As described in this proxy statement, our non-employee directors receive both cash and equity compensation for their services to us. Presently, the equity compensation component is provided in the form of stock options. At this time, the Board believes that compensating our non-employee directors with restricted stock is a more appropriate and effective form of providing equity-based compensation to them. The use of restricted stock or restricted stock units is intended to foster a long-term focus on our performance and to provide the non-employee directors with a means to have an equity stake in Comcast which will, in turn, align their interests with those of our shareholders. Any awards of restricted stock granted to non-employee directors under the plan will have such terms and conditions as are set forth in the Comcast 2002 Non-Employee Director Compensation Plan, as described below.
      In accordance with applicable Nasdaq rules, the Board is asking shareholders to approve the plan as so amended and restated. If the plan, as amended and restated, is not approved, non-employee directors will not be eligible to receive awards of restricted stock but the plan will otherwise remain in effect. In this case, non-employee directors will continue to receive grants of stock options under our stock option plans and the terms of our 2002 Non-Employee Director Compensation Plan.
Description of Our 2002 Restricted Stock Plan
      The following is a summary of the material features of this plan, as they relate to non-employee directors. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of our 2002 Restricted Stock Plan, which is attached to this proxy statement as Appendix B.
      Types of Awards; Eligibility. Awards of restricted stock and restricted stock units may be granted under the plan. Awards of restricted stock are shares of common stock which are awarded subject to such restrictions on transfer as the Compensation Committee or Board may establish. Awards of restricted stock units are units valued by reference to shares of common stock that entitle a participant to receive, upon the settlement of the unit, one share for each unit. Our employees and employees of our participating subsidiaries currently may receive awards under the plan. If the plan, as amended and restated, is approved, non-employee directors will also be eligible to receive awards under the plan. There are nine non-employee directors.
      Shares Subject to the Plan. The aggregate maximum number of shares that may be issued pursuant to awards under the plan is 15,000,000 shares of Class A common stock, or, with respect to awards granted before our acquisition of the AT&T Broadband business as to which restrictions upon shares have not lapsed, Class A Special common stock. As of December 31, 2004, of this aggregate amount, 2,587,577 shares of Class A common stock and 6,721,779 shares of Class A Special common stock had been issued or reserved for issuance upon vesting of outstanding awards. Shares issued under the plan may be either treasury shares or shares originally issued for this purpose. Rights to receive shares forfeited pursuant to the terms of an award will be available again for grant under the plan. No individual may be awarded more than 1,000,000 restricted shares or restricted stock units in any calendar year. As of March 15, 2005, the fair market value of a share of Class A common stock and Class A Special common stock was $33.91 and $33.50, respectively.
      Term of the Plan. No awards may be granted under the plan after February 26, 2013.

      Administration. The plan is administered by the Compensation Committee. The Board is responsible for administering any awards granted to non-employee directors.
      Terms of Awards. The terms and conditions of each award of restricted stock granted to a non-employee director will be determined under our 2002 Non-Employee Director Compensation Plan, which is administered by the Board and which previously was filed as an exhibit to one of our periodic reports. Our 2002 Non-Employee Director Compensation Plan currently provides that as of November 20, 2005 and each November thereafter, the Board will grant an award of restricted stock to each non-employee director having a fair market value on the date of grant of $100,000. Non-employee directors who commence service after November 20 will also be eligible to receive awards of restricted stock upon commencement of service with us. These awards will have a fair market value on the date of grant ranging from $25,000 to $100,000, depending on the date the non-employee director commences service with us. Each award of restricted stock will be fully vested on the grant date. Awards of restricted stock will also contain other terms and conditions as determined by the Board.
      Deferral. Each recipient of an award has the right to defer the receipt, subject to re-deferral, of any or all of the shares subject to an award under the terms and conditions as determined by the committee and the plan. Upon making an appropriate election, a portion of the deferred awards may be paid out in cash.
      Withholding. Tax liabilities incurred in connection with the grant of an award or its vesting or lapse of restrictions or settlement will be satisfied by our withholding a portion of the shares subject to the award that have a fair market value approximately equal to the minimum amount of taxes required to be withheld by us under applicable law. Subject to certain conditions specified in the plan, a recipient of an award may elect to have taxes withheld in excess of the minimum amount required to be withheld or may satisfy his or her tax withholding in cash.
      Adjustments. The aggregate number of shares under the plan, the class of shares as to which awards may be granted and the number of shares covered by each outstanding award are subject to adjustment in the event of a stock dividend, recapitalization or certain other corporate transactions.
      Terminating Events. In the event of our liquidation or a transaction or series of transactions in which an unaffiliated third party acquires share ownership such that this person has the ability to direct the management of the company, as determined by the Board in its sole discretion, the committee may provide that upon consummation of such an event, any outstanding awards will vest in full or in part or that all restricted stock or restricted stock units which have been previously deferred be transferred to the recipient.
      Amendment or Termination. The plan may be amended by the Board or the committee and may be terminated by the Board at any time. No award will be affected by any amendment or termination without the written consent of the recipient of the award.
      New Plan Benefits. If the plan, as amended and restated, is approved and non-employee directors are eligible to participate in the plan, each non-employee director will receive an award of restricted stock on or about November 20, 2005 with a fair market value of $100,000 on the date of grant. If the plan were in existence last year and awards were granted to each non-employee director on November 5, 2004, each non-employee director would have received the following restricted stock award:

Name	Shares Subject to Each Award

Non-Employee Director (9)	3,372
Federal Income Taxation
      The following discussion is a summary of the material U.S. federal income tax consequences of restricted stock and restricted stock units granted under the plan.

      Restricted Stock. Generally, the grant of an award of restricted stock that is subject to restrictions on transfer and a substantial risk of forfeiture is not a taxable event. The recipient of the award will recognize ordinary compensation income in each year in which restrictions on the award lapse and the award vests, in an amount equal to the fair market value of the shares of common stock received. An award of restricted stock that is fully vested on the grant date generally will be taxable to the recipient on such date. A recipient’s basis for determining gain or loss on a subsequent disposition of these shares of common stock will be the amount the recipient must include in income when the restrictions lapse or when the award was granted, if not subject to restrictions. Any gain or loss recognized on a disposition of the shares of common stock generally will be short-term or long-term capital gain or loss depending on the length of time the recipient holds the shares.
      Restricted Stock Units. Generally, the grant of an award of restricted stock units is not a taxable event. The recipient of the award will recognize ordinary compensation income in each year in which the units are settled, in an amount equal to the fair market value of the shares of common stock received. A recipient’s basis for determining gain or loss on a subsequent disposition of these shares of common stock will be the amount the recipient must include in income when the units vest and are settled. Any gain or loss recognized on a disposition of the shares of common stock generally will be short-term or long-term capital gain or loss depending on the length of time the recipient holds the shares.
      A recipient who makes a proper election to defer the receipt of shares received in settlement of an award of restricted stock or to defer the settlement of restricted stock units will not recognize income with respect to the shares or units until the end of the deferral period. At the end of the deferral period, the recipient will recognize ordinary compensation income equal to the fair market value of the shares of common stock issued at that time.
      Section 83(b) Election. If a recipient of an award of restricted stock properly makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, he or she will recognize ordinary compensation income equal to the fair market value of the shares of common stock at the time the shares are awarded, without taking into account the effect of the restrictions on the award. The recipient’s basis for determining gain or loss on a subsequent disposition of shares will be the amount the recipient so included in income. Any gain or loss recognized on a disposition of shares of common stock which were subject to the Section 83(b) election will be short-term or long-term capital gain or loss, depending on the length of time since the date of the award. If, however, the recipient forfeits an award upon a termination of employment prior to the time the restrictions lapse, he or she will generally not be entitled to deduct any loss upon such forfeiture even though the recipient may have been required to include an amount in income by virtue of the Section 83(b) election.
      THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF OUR 2002 RESTRICTED STOCK PLAN, AS AMENDED AND RESTATED.

SHAREHOLDER PROPOSALS
      We received the following shareholder proposals. The proponent of each proposal has represented to us that the proponent has continuously held at least $2,000 in market value of Class A common stock for at least one year and will continue to hold these securities through the date of the annual meeting.
      For each of the shareholder proposals, other than adding a brief title for the proposal, we have included the proposal and shareholder’s supporting statement exactly as we received it. Following each proposal, we explain why our Board recommends a vote AGAINST the proposal. Mr. Brian L. Roberts, as beneficial owner of all the outstanding shares of Class B common stock, has indicated that he intends to vote all of these shares against each of the four shareholder proposals.

PROPOSAL 4:     TO DISCLOSE POLITICAL CONTRIBUTIONS
      The following proposal and supporting statement were submitted by Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who has advised us that she holds 160 shares of our common stock.
RESOLVED: “That the stockholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in the Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens’ initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders.” “And if no such disbursements were made, to have that fact publicized in the same manner.”
REASONS: “This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures that [sic] they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent.”
“Last year the owners of 14,881,932 shares, representing approximately 5% of shares voting, voted FOR this proposal.”
“If you AGREE, please mark your proxy FOR this resolution.”

Our Comments Regarding the Proposal
to Disclose Political Contributions
      Proponent’s stated reason for presenting proposal 4 is to provide disclosure of “corporate dollars” being spent for political purposes out of concern that political contributions may be made with “dollars that belong to the shareholders as a group”. In fact, federal law prohibits all corporations from making direct or indirect contributions to candidates or political parties at the federal level, and many states’ laws regulate and limit such activities at the state level. Although we sponsor political action committees, as permitted by law, that make contributions to political candidates, parties and public officials whose views are consistent with our long-term legislative and regulatory goals relating to our industry or the communities we serve, these committees are funded solely from voluntary contributions made by our employees and others. Accordingly, corporate dollars spent for this purpose are, at both the federal and state level, generally limited to the costs associated with administering these committees. In addition, although in a limited number of states we may from time to time make direct political contributions to candidates for state or local office, the aggregate amount of our direct corporate contributions is insignificant.
      The proponent seeks information concerning dollars being spent for political purposes for the purpose of accounting for corporate political expenditures. Specifically, the proposal calls for a detailed accounting of each contribution, including the date of the contribution, the amount of the contribution and the recipient of the contribution. As described above, we sponsor political action committees and may make direct contributions in a limited number of states to state or local office candidates. All contributions made by our committees are disclosed periodically in reports with the Federal Election Commission and applicable state authorities. In addition, with respect to any direct contributions to state or local candidates, most states that permit contributions by corporations require such contributions to be reported once a threshold amount is reached and require similar reporting on the part of the candidates who received such contributions. Reports filed with the Federal Election Commission and state authorities generally contain all the information called for by proposal 4, including the date of the contribution, the amount of the contribution and the recipient of the contribution. These reports are typically available to the public, and many of these reports are available free of charge over the Internet. For example, all reports filed with the Federal Election Commission are available at www.fec.gov, and resources such as www.fecinfo.com and www.opensecrets.org compile federal and state political contribution data in a searchable format. Accordingly, those shareholders who are interested in reviewing online our corporate political expenditures and the expenditures of our political action committees already have access to certain of this information.
      The Board believes that proposal 4 is unnecessary because the amount of corporate dollars spent on political contributions is insignificant and shareholders already have access to information of the sort called for by proposal 4.
      FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 5:     TO REQUIRE THAT THE CHAIRMAN OF THE BOARD
NOT HAVE MANAGERIAL RESPONSIBILITIES
      The following proposal and supporting statement were submitted by Mr. Richard A. Dee, 115 East 89th Street, New York, NY 10128, who has advised us that he holds 88 shares of our common stock.
      “Stockholders hereby request that the Comcast Board of Directors adopt promptly a resolution requiring that the Chairman of the Board serve in that capacity only and have no management duties, titles, or responsibilities.
      “When a person acts, for example, both as a corporation’s Chairman and its CEO, a vital separation of power and responsibility is eliminated—and the owners of the corporation, its stockholders, are deprived not only of a crucial protection against conflicts of interest, they are deprived of a clear and direct channel of communication with the corporation.
      “What stockholder-damaging conflicts of interest can be more serious than those that so often occur when overseers are allowed to oversee and supervise themselves? When a corporation’s Chairman is also its CEO, such conflicts can and do happen.
      “It is well to remember that at Enron, WorldCom, Tyco, and other legends of mismanagement and/or corruption, the Chairmen also served as CEO’s. And their dual roles helped those individuals to achive virtually total control of the companies.
      “Clearly, when a Chairman runs a company, the information received by directors and others may or may not be accurate. If a CEO wants to cover up corporate improprieties, how difficult is it to convince subordinates to go along? If they disagree, with whom do they lodge complaints? The Chairman?
      “As banker, investment banker, and a concerned and outspoken investor, my experience with corporate Chairmen, Presidents, CEO’s, CFO’s, counsels, and directors has been very considerable. And I do not come lately to Corporate Governance. The term was new in 1979 when I originated and sponsored the first such proposal ever voted upon—at 3M Company, calling upon it to reconstitute its board so that a majority would be non-management Outside Directors.
      “Few individual stockholders know enough about companies to question their activities, and institutional investors, many of whom know just as little, are too busy currying favor with managements to have the guts to question them—and thereby risk loss of access to the very profitable “Inside Information Superhighway”. That combination of stockholders has proven a recipe for disaster.
      “Stockholders must continue to expect the unexpected unless and until they help cause company boards to be composed of substantial majorities of independent and objective outside directors who are particularly well-qualified to serve their interests—and until those directors select as chairmen those who are similarly independent of managements.
      “While individual stockholders are responsible only to themselves, institutional stockholders are responsible to millions of investors. All too often they have betrayed not only their moral obligations, but their duties as fiduciaries.
      “Efforts to improve Corporate Governance have been embodied increasingly in stockholder proposals such as this—which have been opposed almost universally by institutional stockholders. It is time for those whose financial futures are in the hands of money managers to inform those fiduciaries that they expect them to recognize their duties and to fulfil their legal obligations. There is no other priority. Voting in favor of this proposal will help.
      “Please vote FOR this proposal.”

Our Comments Regarding the Proposal to
Require that the Chairman of the Board not Have Managerial Responsibilities
      The Board of Directors believes that Comcast and its shareholders are best served by having Brian L. Roberts serve as Chairman and CEO because he is the most qualified and appropriate individual to lead the Board as Chairman. The Board also believes that Board independence and oversight of management are effectively maintained through the Board’s current composition, committee system and composition and policy of having regular executive sessions of only independent, non-employee directors that are led by our Presiding Director (the identity of whom rotates annually among the Chairs of the Compensation, Governance and Directors Nominating and Audit Committees). Furthermore, having one individual perform the role of Chairman and CEO is both consistent with the practice of many major companies and not restricted or prohibited by current laws (including the Sarbanes-Oxley Act of 2002 and recently promulgated SEC regulations). For all of these reasons, the Board does not believe that splitting the roles of Chairman of the Board and Chief Executive Officer would enhance the Board’s independence or performance.
      Only three of the twelve members of Comcast’s Board of Directors are currently employees of Comcast, and all of Comcast’s Board Committees, other than the Executive and Finance Committee, are composed of all non-employee independent directors. Following the annual meeting, if all director nominees are elected to serve as our directors, the Comcast Board will be two-thirds independent. Therefore, there are ample outside directors to offer critical review of management plans. Furthermore, in accordance with Comcast’s corporate governance guidelines, Mr. Roberts has his performance evaluated annually by the independent directors in an executive session.
      Our directors, including the Chairman of the Board, are also bound by fiduciary obligations under law to act in a manner that they believe to be in the best interests of Comcast and its shareholders. Separating the offices of Chairman of the Board and Chief Executive Officer would not serve to augment or diminish the fiduciary duties of any officer of Comcast.
      Rather, the Board believes that Mr. Roberts, in his capacities as Chairman and CEO, serves as a bridge between the Board and management and provides critical leadership for carrying out Comcast’s strategic initiatives and confronting its challenges. In short, the Board currently believes that a Chairman of the Board who is a member of Comcast’s management team is better situated to execute Comcast’s strategy and business plans to maximize shareholder value.
      For these reasons, the Board believes that the adoption of a rigid policy requiring the election of a non-management Chairman of the Board is not in the best interests of Comcast’s shareholders.
      FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 6: TO ELIMINATE SHAREHOLDER RIGHTS PLAN UNLESS
SHAREHOLDER APPROVAL IS RECEIVED
      The following proposal and supporting statement were submitted by the Board of Trustees of the International Brotherhood of Electrical Workers Pension Benefit Fund, 1125 Fifteenth Street, N.W., Washington, D.C. 20005, which has advised us that it holds shares of our common stock valued at more than $2,000.
RESOLVED, Shareholders of the Comcast Corporation (the “Company”) request that the Board of Directors redeem the Rights Agreement dated as of November 18, 2002 unless such plan is approved by a majority vote of shareholders to be held as soon as may be practicable.
Supporting Statement
On November 18, 2002 the Board adopted a shareholder rights plan of the type commonly know as a “poison pill.” This plan is an anti-takeover device that can adversely affect shareholder value by discouraging takeovers that could be beneficial to shareholders. Shareholders were not given the opportunity to approve this plan in a separate vote. Unless redeemed, this plan will remain in existence until 2012.
We believe poison pills, unless approved by shareholders, may serve to entrench management at the expense of shareholders. While management and the Board should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the Company, we do not believe that the possibility of an unsolicited bid justifies the unilateral implementation of such a device. For this reason, we urge the Board not to renew the rights plan or adopt a new plan without first seeking shareholder approval.
According to the 1991 book Power and Accountability by Nell Minow and Robert Monks: “All poison pills raise questions of shareholder democracy and the robustness of the corporate governance process. They amount to major de facto shifts of voting rights away from shareholders to management, on matters pertaining to the sale of the corporation. They give target boards of directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders...”
A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February 2003) looked at the relationship between corporate governance practices (including poison pills) and firm performance. The study found a significant positive link between governance practices favoring shareholders and firm value, though the study did not break out the impact of individual governance practices.
We believe investors increasingly favor requiring shareholder approval of poison pills. The Council of Institutional Investors, an organization of over 130 pension funds whose assets exceed $3 trillion, has called for shareholder approval of poison pills. According to the Investor Responsibility Research Center, in 2004 a majority of shareholders voted in favor of redeeming or requiring shareholder approval of poison pills at over three-dozen companies, including AT&T, Bank of New York, Whole Foods Market, and Home Depot.
We urge stockholders to vote FOR this resolution.

Our Comments Regarding the Proposal to
Eliminate Shareholder Rights Plan Unless Shareholder Approval is Received
      The foregoing proposal asks the Board to redeem Comcast’s shareholder rights plan unless the plan is approved by a majority of Comcast’s shareholders. The Board, however, currently believes the rights plan to be in the best interests of Comcast and its shareholders. As a result, while the Board will reevaluate the rights plan periodically, the Board does not believe that it would be appropriate, in the absence of a specific and acceptable acquisition proposal, to redeem the rights plan now or to present the rights plan to shareholders for approval.
      Comcast’s shareholder rights plan was adopted by our Board of Directors in accordance with Pennsylvania law, which does not require a shareholder vote for a corporation to adopt such a plan. The rights plan protects Comcast’s shareholders by requiring a potential acquirer to negotiate in good faith with the Board, as opposed to employing coercive takeover tactics. This enables the Board to negotiate a more favorable transaction that is fair to shareholders.
      Comcast’s rights plan is not intended to prevent a takeover of Comcast, nor does it change or diminish the fiduciary obligations of the Board in considering a sale of the company. Rather, the rights plan strengthens the ability of the Board to fulfill its fiduciary duties under Pennsylvania law and to obtain higher value for Comcast’s shareholders. Comcast’s Board is not alone in its determination of the value of shareholder rights plans. The Board observes that approximately 2,000 other U.S. corporations have adopted a rights plan, virtually all without shareholder approval, and over 50% of the S&P 500 companies also have such plans.
      The benefits to shareholders of a rights plan have also been validated by empirical data, which suggests that premiums paid to acquire target companies with rights plans are higher than premiums paid for target companies that do not have rights plans. For example, a 1997 Georgeson & Company study of takeover premiums during the period from 1992 to 1996 estimated that premiums paid to acquire target companies with rights plans were, on average, 8% higher than premiums paid for target companies that did not have rights plans. The Georgeson & Company study concluded that the presence of a rights plan did not increase the likelihood of the defeat of a hostile takeover bid or the withdrawal of a friendly bid, nor did rights plans reduce the likelihood that a company would become a takeover target; the takeover rate was similar for companies with and without rights plans. The same study also concluded that companies with rights plans received higher premiums regardless of whether the takeover was friendly or hostile.
      In short, the core issue posed by the proponent’s proposal is whether Comcast’s shareholders can rely on the Board to perform its fiduciary duties and use the rights plan properly if and when the need arises to protect their interests. The Board’s guiding principle in all aspects of its business is to maximize shareholder value and the Board currently believes that the rights plan remains an important component of its ability to achieve this objective.
      FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 7: TO ADOPT A RECAPITALIZATION PLAN
      The following proposal and supporting statement were submitted by the Communications Workers of America Members’ Relief Fund, 501 Third Street, N.W., Washington, D.C. 20001-2797, which has advised us that it holds 10,500 shares of our common stock.
RESOLVED: The stockholders request that the Board of Directors take the steps that may be necessary to adopt a recapitalization plan that would provide for all of the Company’s outstanding stock to have one vote per share.
Supporting Statement
Comcasts capital structure gives Brian L. Roberts a disproportionate and nondilutable percentage of the stockholder votes. He had one-third of the voting power at the 2004 Annual Meeting, despite the fact that he was the beneficial owner of just 9.44 million shares of the Class B common, or less than one percent of the Comcast’s total market value.
In contrast, Comcasts 1.35 billion shares of Class A common had two-thirds of the aggregate voting power. Mr. Roberts’ nondilutable percentage of the total was maintained by giving the Class A common just “0.2086 votes per share.” This means the Class B shares had about 75 times the voting power of each Class A share.
We believe this disproportionate voting power presents a significant danger to the stockholders. As Louis Lowenstein has observed, dual-class voting stocks reduce accountability for corporate officers and insiders. What’s Wrong With Wall Street (1988). They eliminate “checks or balances, except for fiduciary duty rules that reach only the most egregious sorts of behavior.” 1989 Columbia Law Review 979, 1008.
The danger of such disproportionate power is illustrated, in our view, by the charges of fraud that have recently been brought against the top executives of Adelphia Communications and Hollinger International. Like Comcast, each of those media companies had a capital structure that gave disproportionate voting power to one or more insiders. We believe those capital structures were a factor that contributed to the alleged frauds by reducing accountability.
Comcast’s current capital structure has other disadvantages. It could hinder acquisitions of the Walt Disney Company, or other companies, that are now governed on the one share-one vote principle. It also could make it more difficult to raise additional capital, because some persons, like Nell Minow, the editor of The Corporate Library, “would never buy or recommend non-voting or limited voting stock.” (USA Today, May 17, 2004)
With a market capitalization in excess of $63 billion, Comcast may be the largest public company with a multiple-class capital structure. In our view, this large capitalization magnifies the danger to investors that is inherent in Comcasts current capital structure.
This proposal won about 31% of the votes that were cast for and against at the 2004 Annual Meeting. Moreover, if all of the Class B common is subtracted from that count, it appears that the proposal won a 52.3% majority of the remaining Class A shares held by public investors.
Raytheon, Readers Digest, Church & Dwight, Fairchild Semiconductor, and other companies have eliminated stocks with disparate voting rights in order to provide each share of their common stock with a single vote. We believe Comcast should also take this step in order to align the voting power of our stockholders with their economic interests in the enterprise.

Our Comments Regarding the Proposal
to Adopt a Recapitalization Plan
      The dual voting class structure of Comcast has existed since Comcast went public in 1972. Prior to our acquisition of AT&T Corp.’s broadband business in November 2002, Mr. Brian L. Roberts beneficially owned Comcast stock representing approximately 87% of the combined voting power of all Comcast stock. In connection with that transaction, Mr. Roberts agreed to reduce his voting interest to a 33 1/3% nondilutable interest. Without this concession, the AT&T Broadband transaction, which has proven so beneficial to Comcast, would not have been possible. Moreover, at the AT&T Corp. shareholders meeting relating to the AT&T Broadband transaction, the AT&T shareholders not only approved the AT&T Broadband transaction as a whole but also separately approved the governance terms of that transaction, which approval was a condition to completing the AT&T Broadband transaction. In fact, approximately 92% of the AT&T shareholders voting on the governance proposal voted to approve it.
      The Board believes that the historical success of Comcast is owed in large part to the respected and stable leadership provided by Mr. Roberts and the Roberts family. Through their leadership and focus on long-term growth, Comcast has a proven track record for creating shareholder value. Our shares have outperformed leading stock indices by significant margins, including the S&P 500 by a margin of approximately 2 to 1 since Comcast went public in 1972. The Board also believes that Mr. Roberts and the Roberts family have been, and will continue to be, crucial to the long-term success of Comcast’s business and position of financial strength.
      The Board also believes that Comcast’s history of being able to successfully raise capital for acquisitions and its other business needs evidences that the dual voting class structure does not impair Comcast’s ability to raise additional capital or acquire other companies.
      Finally, under Pennsylvania law and our Restated Articles of Incorporation, no recapitalization that affects the voting rights of our Class B common stock can be effected without the separate approval of Mr. Brian L. Roberts, as beneficial owner of our Class B common stock.
      FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

EXECUTIVE COMPENSATION
Summary Compensation Table
      This table sets forth certain information regarding the annual and long-term compensation we paid to or for our Chairman and CEO and each of our other executive officers named in the table (the “named executive officers”) for each of our last three fiscal years.

					Long-Term Compensation
		Annual Compensation			Awards(4)

							Number of
					Restricted		Securities
				Other Annual	Stock		Underlying		All Other
		Salary	Bonus	Compensation	Awards		Options		Compensation
Name and Principal Position(1)	Year	($)	($)(2)	($)(3)	($)(5)		(#)		($)(6)

Brian L. Roberts	2004	2,101,000	6,684,300	389,899	3,286,800	(a)	800,000	(7)	266,913
Chairman of the	2003	2,001,000	6,000,000	365,618			950,100	(7)	255,981
Board and CEO							3,252	(8)
	2002	1,238,623	6,000,000	216,714			750,000	(9)	237,319
							2,100	(8)

Stephen B. Burke	2004	1,226,230	4,331,969	1,204	10,548,000	(b)	400,000	(7)	1,057,276
Executive Vice President,	2003	1,167,886	5,166,886	554			500,100	(7)	488,165
Chief Operating Officer	2002	991,105	1,166,886	1,770			1,200,000	(9)	282,899
and President, Comcast Cable

Ralph J. Roberts	2004	1,681,000	1,782,480	4,204,635	14,436,133	(c)	500,000	(7)	5,796,202
Chair of the Executive	2003	1,601,000	1,600,000	3,590,770			650,100	(7)	4,867,132
and Finance Committee	2002	1,265,478	1,600,000	3,387,679			600,000	(9)	6,888,647
of the Board							4,000	(8)

Lawrence S. Smith	2004	1,092,475	1,158,055	3,958	1,494,000	(a)	375,000	(7)	473,827
Executive Vice President	2003	1,040,500	1,039,500	1,914			450,100	(7)	344,844
and Co-Chief	2002	882,909	1,039,500	1,922			420,000	(9)	282,289
Financial Officer							1,600	(8)

David L. Cohen	2004	1,009,000	1,069,488	2,605	2,988,000	(a)	375,000	(7)	61,534
Executive Vice President	2003	961,000	960,000	2,175			400,100	(7)	28,908
	2002	400,000	720,000	558	476,800	(d)	610,000	(9)	1,384

John R. Alchin	2004	927,100	982,592	26,161	1,344,600	(a)	325,000	(7)	429,524
Executive Vice President,	2003	883,000	882,000	105,157			400,100	(7)	336,020
Co-Chief Financial Officer	2002	750,135	882,000	29,302			310,000	(9)	242,306
and Treasurer							600	(8)

(1)	Includes our Chairman and CEO and the five other most highly compensated individuals who were our executive officers at the end of 2004, each as measured by salary and bonus. Mr. Cohen became an executive officer on July 1, 2002.

(2)	The amounts in this column include bonuses earned by the named executive officers under our 2002 Executive Cash Bonus Plan and 2002 Supplemental Cash Bonus Plan. Also included in this column is a one-time bonus of $3,032,000 paid to Mr. Burke in 2004 at the time he entered into his amended and restated employment agreement with us.

(3)	This column includes: (a) payments to certain of the named executive officers to cover their tax liabilities incurred in connection with various items, calculated assuming the highest individual income tax bracket, including: (i) local taxes on certain stock option exercises by Messrs. Brian L. Roberts and Alchin; (ii) payments to Mr. Ralph J. Roberts to cover the premiums attributable to the term life insurance portion of certain split-dollar life insurance policies (see note 6(a) below); (iii) payments to Mr. Brian L. Roberts to cover the premiums attributable to term life insurance policies (see note 6(b) below); and (iv) payments to cover premiums attributable to our executive long-term disability plan (see note 6(d) below); (b) amounts on account of personal use of company aircraft in 2004 and 2003, determined as the extent to which the value of such use, calculated on an incremental cost basis, exceeds the amount paid to us for such use pursuant to company policy (in 2004: Mr. Brian L. Roberts $90,933; and Mr. Ralph J. Roberts $58,703; and in 2003: Mr. Brian L. Roberts, $73,712; and Mr. Ralph J. Roberts, $59,509); (c) amounts on account of personal use of company-provided administrative support (in 2004: Messrs. Brian L. Roberts and Ralph J. Roberts, each $37,205; and in 2003: Messrs. Brian L. Roberts and Ralph J. Roberts, each $33,266); and (d) amounts with respect to other incidental personal benefits. The use of company aircraft is required by company policy for security reasons with respect to personal and business travel by Messrs. Brian L. Roberts and Ralph J. Roberts. In 2004 and 2003, each of the named executive officers other than Messrs. Brian L. Roberts and Ralph J. Roberts received, after payment to us in accordance with company policy, personal benefits in an amount less than $50,000 (the minimum amount required for disclosure under the rules of the Securities and Exchange Commission). In each of 2004, 2003 and 2002, pursuant to the company’s policy regarding management perquisites, the named executive officers paid the company the following amounts for items that otherwise would have been personal benefits: Mr. Brian L. Roberts, $174,279, $171,429 and $155,422; Mr. Burke, $82,329, $75,458 and $5,804; Mr. Ralph J. Roberts, $18,771, $10,287 and $16,606; Mr. Smith, $23,430, $28,407 and $25,521; Mr. Cohen, $7,382, $13,816 and $0; and Mr. Alchin, $0, $11,273 and $16,256.

(4)	Does not include amounts payable to certain of the named executive officers in connection with the cancellation of QVC stock options as a result of the sale of our interest in QVC on September 17, 2003 (see note 8 below). These amounts were previously reported in our 2004 proxy statement.

(5)	(a) On March 9, 2004, we granted the following awards of restricted stock units with respect to Class A common stock: Mr. Brian L. Roberts, 110,000 restricted stock units; Mr. Smith, 50,000 restricted stock units; Mr. Cohen, 100,000 restricted stock units; and Mr. Alchin, 45,000 restricted stock units. The per share value of the Class A common stock on the date of grant was $29.88. 15% of the shares subject to each award vest on each of March 9, 2005, 2006, 2007 and 2008 and 40% vest on March 9, 2009.

(b) On January 12, 2004, we granted Mr. Burke an award of 300,000 restricted shares of Class A common stock. 100,000 of these shares vest on January 2, 2005 and 50,000 vest on each of January 2, 2006, 2007, 2008 and 2009. The per share value of the Class A common stock on the date of grant was $35.16.

(c) On January 30, 2004, we granted Mr. Ralph J. Roberts an award of 423,347 restricted shares of Class A common stock. This award was granted in exchange for Mr. Roberts’ waiving our obligation to pay certain past and all future split-dollar life insurance premiums under the terms of his employment agreement and split-dollar life insurance policies and had a fair market value on the date of grant equal to the net present value of these obligations. One-third of these shares vest on each of January 2, 2005, 2006 and 2007. The per share value of the Class A common stock on the date of grant was $34.10.

(d) On July 1, 2002, we granted Mr. Cohen an award of 20,000 restricted shares of Class A Special common stock. 25% of the shares vest on each of January 2, 2003, 2004, 2005 and 2006. The per share value of the Class A Special common stock on the date of grant was $23.84.

The aggregate number of shares and value with respect to the named executive officers on December 31, 2004 for restricted stock holdings were: Mr. Brian L. Roberts, 110,000 shares of Class A common stock ($3,660,800); Mr. Burke, 300,000 shares of Class A common stock ($9,984,000); Mr. Ralph J. Roberts, 423,347 shares of Class A common stock ($14,088,988); Mr. Smith, 50,000 shares of Class A common stock ($1,664,000); Mr. Cohen, 10,000 shares of Class A Special common stock ($328,400) and 100,000 shares of Class A common stock ($3,328,000); and Mr. Alchin, 45,000 shares of Class A common stock ($1,497,600). Holders of restricted shares and restricted stock units do not have any voting rights with respect to these shares. The dollar values are based on the closing price of our Class A common stock ($33.28) and Class A Special common stock ($32.84) on December 31, 2004.

(6)	This column includes (with respect to amounts applicable to 2004): (a) payments to certain named executive officers to reimburse them for their payment of premiums attributable to the term life insurance portion of certain split-dollar life insurance policies (Mr. Brian L. Roberts, $1,736; Mr. Ralph J. Roberts, $2,794,118; Mr. Smith, $2,133; and Mr. Alchin, $1,930); (b) payments to cover premiums attributable to term life insurance policies (Mr. Brian L. Roberts, $189,099); (c) contributions to our Retirement-Investment Plan in the amount of $12,300 for each of the named executive officers; (d) payments to certain named executive officers to cover the premiums attributable to our executive long-term disability plan (Mr. Brian L. Roberts, $4,104; Mr. Smith, $1,658; and Mr. Alchin, $5,938); and (e) the dollar value of interest earned on deferred compensation in excess of 120% of the long-term applicable federal rate (the current rate on deferred compensation is 12%) (Mr. Brian L. Roberts, $59,674; Mr. Burke, $1,044,976; Mr. Ralph J. Roberts, $2,989,784; Mr. Smith, $457,736; Mr. Cohen, $49,234; and Mr. Alchin, $409,356).

(7)	Represents the number of shares of Class A common stock issuable upon the exercise of options.

(8)	Represents the number of shares of QVC common stock that were issuable upon the exercise of options granted to certain named executive officers by the compensation committee of the QVC board of directors pursuant to the QVC stock option and stock appreciation rights plan. As a result of the sale of our interest in QVC, all options to purchase QVC common stock held by our employees were cancelled in exchange for a cash payment (or deferred cash payment plus interest) from us equal to the difference between the value of the consideration we received in the sale for each share of QVC we owned and the exercise price of the option.

(9)	Represents the number of shares of Class A Special common stock issuable upon the exercise of options.

Stock Option Grants
      This table contains information concerning grants of employee stock options we made to the named executive officers during 2004. No stock appreciation rights were granted during 2004 to the named executive officers.
Stock Option Grants in 2004

	Individual Grants(1)

		% of Total
		Options
	Number of Securities	Granted to
	Underlying Options	Employees	Exercise Price	Expiration	Grant Date Present
Name	Granted (#)	in 2004	($/Sh)	Dates	Value ($)(2)

Brian L. Roberts	800,000	5.0%	29.88	3/9/14	9,112,000
Stephen B. Burke	400,000	2.5%	29.88	3/9/14	4,556,000
Ralph J. Roberts	500,000	3.1%	29.88	3/9/14	5,695,000
Lawrence S. Smith	375,000	2.3%	29.88	3/9/14	4,271,250
David L. Cohen	375,000	2.3%	29.88	3/9/14	4,271,250
John R. Alchin	325,000	2.0%	29.88	3/9/14	3,701,750

(1)	Options are for the purchase of shares of Class A common stock and were granted on March 9, 2004 under our stock option plans. All options granted in 2004 have exercise prices equal to the fair market value of the underlying shares on the date of grant. Options granted in 2004 become exercisable at the rate of 30% of the shares covered thereby on the second anniversary of the date of grant, another 15% on each of the third, fourth and fifth anniversaries of the date of grant, another 5% on each of the sixth through ninth anniversaries of the date of grant and 5% six months prior to the tenth anniversary of the date of grant.

(2)	These amounts represent the estimated present value of options at the date of grant calculated using the Black-Scholes option-pricing model, based upon the following assumptions used in developing the grant valuations: an expected volatility of approximately 28.8%; an expected term to exercise of seven years; an interest rate of approximately 3.4%; and no dividend yield. The actual value of these options, if any, realized by an executive officer will depend on the extent to which the market value of the Class A common stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above. These amounts should not be used to predict share performance.

Stock Option Exercises and Holdings
      This table contains information related to options to purchase shares of Class A Special common stock exercised during 2004 by the named executive officers and the number and value of options to purchase Class A Special common stock and Class A common stock held at December 31, 2004 by such individuals.
Aggregated Option Exercises in 2004
and Option Values at December 31, 2004

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired		December 31, 2004 (#)		December 31, 2004 ($)
	on Exercise	Value
Name	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Brian L. Roberts
Class A Special common stock	1,049,899	20,821,524	12,191,647	605,139	48,742,302	9,541,500
Class A common stock				1,750,100		8,572,116
Stephen B. Burke
Class A Special common stock	1,023,080	13,733,808	3,362,455	708,695	10,099,141	8,794,066
Class A common stock				900,100		4,440,116
Ralph J. Roberts
Class A Special common stock			3,406,824	5,288	20,257,257
Class A common stock				1,150,100		5,704,116
Lawrence S. Smith
Class A Special common stock	336,526 (1)	5,750,000	2,069,809	232,695	11,911,970	2,641,800
Class A common stock				825,100		4,047,116
David L. Cohen
Class A Special common stock			185,500	424,500	1,669,500	3,820,500
Class A common stock				775,100		3,739,116
John R. Alchin
Class A Special common stock	487,927 (2)	9,135,485	1,724,515	199,445	11,937,309	2,260,750
Class A common stock				725,100		3,569,116

(1)	Mr. Smith realized the value shown above upon the exercise of options to purchase 250,000 shares of Class A Special common stock. In addition, the receipt of 53,439 shares of Class A Special common stock to be issued to Mr. Smith, resulting from the exercise on July 2, 2004 of options to purchase 49,312 shares at an exercise price of $10.5834 per share and options to purchase 37,214 shares at an exercise price of $9.5625 per share, net of 1,284 shares withheld to satisfy certain tax obligations, was deferred until October 7, 2005 pursuant to our Deferred Stock Option Plan. The per share fair market value of such shares on July 2, 2004 was $27.60. The value ultimately realized with respect to such shares will be determined based upon the fair market value of such shares upon their issuance to Mr. Smith. If such shares (and such withheld shares) had been issued to Mr. Smith on the date of exercise, the aggregate value realized by him with respect to such shares would have been $1,510,370, which amount is not included in the table above.

(2)	Mr. Alchin realized the value shown above upon the exercise of options to purchase 397,195 shares of Class A Special common stock. In addition, the receipt of 55,332 shares of Class A Special common stock to be issued to Mr. Alchin, resulting from the exercise on July 8, 2004 of options to purchase 60,900 shares at an exercise price of $10.5834 per share and options to purchase 29,832 shares at an exercise price of $9.5625 per share, net of 1,329 shares withheld to satisfy certain tax obligations, was deferred until August 2, 2006 pursuant to our Deferred Stock Option Plan. The per share fair market value of such shares on July 8, 2004 was $27.29. The value ultimately realized with respect to such shares will be determined based upon the fair market value of such shares upon their issuance to Mr. Alchin. If such shares (and such withheld shares) had been issued to Mr. Alchin on the date of exercise, the aggregate value realized by him with respect to such shares would have been $1,546,279, which amount is not included in the table above.

      This table summarizes our equity plan information as of December 31, 2004.
Equity Compensation Plan Information

(c)
Number of Securities
Remaining Available
	(a)	(b)	for Future Issuance
	Number of Securities	Weighted-Average	Under Equity
	to Be Issued upon	Exercise Price of	Compensation Plans
	Exercise of	Outstanding	(Excluding
	Outstanding Options,	Options, Warrants	Securities Reflected
Plan Category	Warrants and Rights	and Rights	in Column (a))

Equity compensation plans approved by security holders:(1)
Class A common stock	84,879,781	$36.99	52,087,357
Class A Special common stock	55,629,858	$30.67	—
Equity compensation plans not approved by security holders	—		—

Total(2)	140,509,639		52,087,357

(1)	Includes the following plans: the Comcast Corporation 1987 Stock Option Plan, the Comcast Corporation 2002 Stock Option Plan, the Comcast Corporation 2002 Restricted Stock Plan, the Comcast Corporation 2002 Employee Stock Purchase Plan and the Comcast Corporation 2003 Stock Option Plan.

(2)	Includes stock options assumed in connection with our acquisition of the AT&T Broadband business in November 2002, which were granted under the AT&T Broadband Corp. Adjustment Plan. As of December 31, 2004, these assumed stock options were outstanding with respect to 42,612,002 shares of Class A common stock and had a weighted average exercise price of $44.66 per share.
Pension Plan
      Under our Supplemental Executive Retirement Plan, adopted July 31, 1989, supplemental retirement, death and disability benefits may be paid to or in respect of certain of our and our affiliated companies’ senior executives, as selected by the Board. Mr. Ralph J. Roberts (who is credited with 30 years of service, the maximum credited service allowed under the Supplemental Executive Retirement Plan) is the only current named executive officer selected by the Board to participate in the Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan contemplates the payment of various percentages of a participant’s final average compensation (as actuarially reduced, in certain circumstances, and as defined below) if the participant: (i) elects to retire early (after the later of the participant’s 55th birthday or 20 years of service with us); (ii) retires at age 65 or after; (iii) suffers a permanent disability which renders the participant incapable of employment in the same or a similar occupation; or (iv) dies. A participant may elect a reduction in lifetime benefits in exchange for the continuation of payments to a surviving spouse or his designated beneficiary.

      This table shows the annual single life annuity retirement benefit which Mr. Ralph J. Roberts would receive based on remuneration covered by, and years of service credited under, the Supplemental Executive Retirement Plan if he had retired on January 1, 2005 at age 65 (or older). The benefits shown below are subject to reduction for Social Security benefits.
Pension Plan Table

Final Average	Years of Service
Compensation(1)	30 or More(2)

$2,300,000	$1,380,000
2,400,000	1,440,000
2,500,000	1,500,000
2,600,000	1,560,000
2,700,000	1,620,000

(1)	Final average compensation equals one-fifth of the total compensation for the five years preceding termination of employment. Compensation includes salary, bonus (including any deferred bonus) and any other supplementary remuneration, but excludes payments made to participants for split-dollar life insurance premium bonuses and payments made to offset tax liabilities incurred related to these bonuses. In the case of Mr. Ralph J. Roberts, final average compensation may, under some circumstances, be increased as described below in “Agreements with Executive Officers and Directors— Compensation Agreement with Mr. Ralph J. Roberts— Election to Become a Consultant”.

(2)	This column represents the maximum annual benefit payable under the Supplemental Executive Retirement Plan.
Agreements with Executive Officers and Directors

Compensation Agreement with Mr. Brian L. Roberts
      We have entered into a compensation agreement with Mr. Brian L. Roberts, our Chairman and CEO. The following is a description of the material terms of this agreement, as amended.
      Term. The term of the compensation agreement is from June 16, 1998 through the date of our 2005 annual meeting of shareholders.
      Base Salary. Mr. Roberts will receive an annual base salary of $2 million, as adjusted (but not reduced, except pursuant to an overall plan to reduce the compensation of all our senior executive officers) from time to time to reflect his contribution to our growth and success.
      Bonus; Stock Awards. Mr. Roberts is eligible to receive an annual performance bonus, payable in cash, of up to 150% of his base salary for the applicable year. The amount of the bonus is determined annually by the Compensation Committee, in accordance with, and upon satisfaction of, the standards contained in our Executive Cash Bonus Plan. Mr. Roberts is also eligible to participate in our Supplemental Cash Bonus Plan.
      Deferred Compensation. With our consent, Mr. Roberts may cause the payment of all or a portion of the compensation payable to him to be deferred in accordance with and subject to our deferred compensation plans.
      Termination. The compensation agreement will terminate upon the death of Mr. Roberts, at our option upon his disability or for cause, upon a vote of not less than three-fourths of the entire membership of the Board. If his employment is terminated by reason of his death or disability, we must continue to pay his annual base salary on a monthly basis for five years to him or, upon his death, to his spouse for so long as she is living. In addition, upon Mr. Roberts’ death, we have agreed to provide health plan benefits to Mr. Roberts’ spouse during her lifetime. If we terminate his employment in violation of the compensation agreement, he remains entitled to substantially all of the benefits under the compensation agreement (e.g., salary, annual bonus and health plan benefits) for the original remaining term of the agreement. If Mr. Roberts’ employment is terminated on or after the occurrence of a change of control, this termination cannot be treated as a termination for cause under the agreement.
      Noncompetition and Confidentiality. Mr. Roberts has agreed not to compete with us during his employment and for two years after termination of his employment. He is also required to maintain the confidentiality of our information and not to use such information except for our benefit. Breach by Mr. Roberts of any of these obligations constitutes cause for termination of the compensation agreement.
      Term Life Insurance Agreement with Mr. Roberts. We have entered into a Term Life Insurance Premium and Tax Bonus Agreement dated as of September 23, 1998 with Mr. Roberts. This agreement provides that, as additional compensation to him, we will reimburse him for all of the premiums on certain specified 20-and 15-year level-premium term life insurance policies, and that we will pay him an additional bonus equal to the income tax payable on such reimbursement and the bonus. The annual amount of the premiums to be reimbursed under this agreement is approximately $189,000 through 2012 and $177,000 from 2013 through 2017. The Term Life Insurance Premium and Tax Bonus Agreement does not terminate upon termination of Mr. Roberts’ employment with us.
      Change of Control Provisions. Prior to any change of control, we must establish and fund a grantor trust, the amounts in which will be subject to claims of our creditors in the case of our bankruptcy, for the purpose of paying all compensation, deferred compensation and term life insurance premiums and bonuses for Mr. Roberts then applicable. Upon the occurrence of a change of control, such trust must become irrevocable and we must continue to make payments into such trust to maintain sufficient amounts to fund all benefits subject to the trust. While our acquisition of the AT&T Broadband business in November 2002 was a change of control under the compensation agreement, Mr. Roberts elected to waive his right to have us fund the trust at that time; however, Mr. Roberts may exercise this right at any time by providing notice to us.

Employment Agreement with Mr. Burke
      We have entered into an employment agreement with Mr. Stephen B. Burke, our Executive Vice President, Chief Operating Officer and President of Comcast Cable. As of January 1, 2004, we amended and restated Mr. Burke’s employment agreement. The following is a description of the material terms of this agreement.
      Term. The term of the agreement is from January 1, 2004 through December 31, 2008.
      Base Salary. The agreement provides for a base salary of $1,225,230 in 2004. For each year in the term subsequent to 2004, the base salary is increased by the greater of 5% or the percentage increase during the previous year in the consumer price index (up to a maximum of 10%).
      Bonus. Mr. Burke is eligible to receive an annual cash performance bonus of 50% of his base salary under our Executive Cash Bonus Plan, commencing in 2004, as well as a cash bonus of 50% under our Supplemental Cash Bonus Plan in each of 2004 and 2005. He also received a one-time bonus of $3,032,000 at the time he entered into the agreement. If any part of Mr. Burke’s compensation payable with respect to any taxable year is not deductible by us by reason of the limitation contained in Section 162(m) of the Internal Revenue Code of 1986, we will only pay amounts to the extent deductible. Amounts not paid will be deferred until a later taxable year.
      Stock Award. Under the terms of Mr. Burke’s agreement, he received an award of 300,000 restricted shares of Class A common stock on January 12, 2004. 100,000 of these shares will vest on January 2, 2005, and 50,000 of these shares will vest on each of January 2, 2006, 2007, 2008 and 2009, subject to continued employment with us.
      Termination. If we terminate Mr. Burke’s employment without cause, he is entitled to receive his then-current base salary and all insurance, medical or other similar benefits for a period of two years from the date of termination, subject to offset by other compensation or benefits earned by him during such period, and he is entitled to receive his bonus for the year of termination. He is also entitled to receive any restricted shares that would have vested within the one-year period after termination. If Mr. Burke terminates his employment for good reason, he will receive the same benefits as he would have if we had terminated his employment without cause. If he resigns, he is entitled only to his base salary for days actually worked and any amounts due to him under our deferred compensation plans.
      Noncompetition and Confidentiality. Mr. Burke has agreed not to compete with us during his employment and for one year after termination of his employment. The agreement also requires him to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during his employment and for a period of one year after termination of his employment.
      Change of Control Provisions. Under the agreement, we must give Mr. Burke at least ten days’ notice prior to the anticipated date of a change of control. Upon receipt of this notice, all options held by Mr. Burke will become immediately exercisable in full. Until the day before the date of a change of control, he will be able to exercise all such options. If the change of control is not consummated, the options will be treated as not having been exercised.

Compensation Agreement with Mr. Ralph J. Roberts
      We have entered into a compensation agreement with Mr. Ralph J. Roberts, the founder of Comcast and Chairman of the Executive and Finance Committee of the Board. The following is a description of the material terms of this agreement, as amended.
      Term; Position. The term of the compensation agreement is from August 31, 1998 to December 31, 2007. The compensation agreement provides that Mr. Roberts will serve as Chairman of the Executive and Finance Committee of the Board until such time as he may elect to change his status to that of a non-executive consultant, and that until he makes such election he will continue to devote substantially all of his working time to us.
      If Mr. Roberts elects to become a non-executive consultant, he will devote such time as is necessary to perform the functions we reasonably request. In addition, for a period of five years following any termination of the service period of the compensation agreement, Mr. Roberts will perform such reasonable ceremonial functions as we may request and will promote our interests and goodwill as we may reasonably request.
      Base Salary. The compensation agreement provides that Mr. Roberts will receive an annual base salary of $1.6 million, as adjusted (but not reduced, except pursuant to an overall plan to reduce the compensation of all our senior executive officers) in order to reflect the greater of increases in the consumer price index subsequent to 1997 and the average percentage increase in the base compensation of our five employees (other than Mr. Ralph J. Roberts) with the highest base compensation during the preceding year.
      Bonus. So long as he continues to serve as one of our executive officers, Mr. Roberts will be eligible to receive annual bonuses of up to 50% of his base salary in accordance with our Executive Cash Bonus Plan, based on performance targets established by the Compensation Committee. Mr. Roberts is also eligible to participate in our Supplemental Cash Bonus Plan.
      Split-Dollar Life Insurance. The compensation agreement requires that we continue to provide and maintain the split-dollar life insurance provided to Mr. Roberts under a previous agreement and to provide additional survivorship split-dollar life insurance to Mr. Roberts and his spouse. Such split-dollar life insurance includes certain split-dollar life insurance provided to replace the potential benefits represented by a prior terminated discretionary bonus plan with respect to the appreciation through March 15, 1994 in the options for Class A Special common stock previously awarded to Mr. Roberts, taking into account our financial position and the tax deductibility of any such payments. Under the compensation agreement and the terms of the split-dollar life insurance arrangements, we are obligated to pay the whole-life portion of the annual premiums for certain single-life and joint-and-survivor life insurance policies for Mr. Roberts, and upon payment of the policies at the death of Mr. Roberts or of the survivor of Mr. Roberts and his spouse, as applicable, we recover all of the cumulative premiums previously paid by us for the whole-life portion of such policies. As of July 30, 2002, due to considerations raised by the Sarbanes-Oxley Act of 2002, we ceased to pay the premiums associated with Mr. Roberts’ split-dollar life insurance policies. We have calculated the amount of the required premiums not paid and, in exchange for Mr. Roberts waiving our obligation to pay certain past and all future premium payments under the compensation agreement and the split-dollar life insurance policies and the benefit to us of not having to make these premium payments, on January 30, 2004, the Compensation Committee granted Mr. Roberts an award of 423,347 restricted shares of Class A common stock, one-third of which vest on each of January 2, 2005, 2006 and 2007 or upon his death, if earlier.
      Supplemental Death Benefit. Upon the death of Mr. Roberts, the compensation agreement requires us to pay a supplemental death benefit to a beneficiary designated by Mr. Roberts. The compensation agreement substituted this death benefit for two bonus arrangements of comparable value included in a prior agreement that were based on appreciation of Class A common stock from the date of grant of options to purchase Class B common stock to the date of exercise. We must pay the death benefit within six months from the date of Mr. Roberts’ death. Under the terms of the compensation agreement, Mr. Roberts requested that we invest portions of the death benefit in certain investments identified by Mr. Roberts. We have complied with Mr. Roberts’ request, and the amount of the death benefit has been adjusted to reflect the increase or decrease in value of any such investments. As of December 31, 2004, the amount of the death benefit was approximately $36.4 million.
      Termination. The compensation agreement will terminate upon Mr. Roberts’ death, at our option upon his disability or for cause, upon a vote of not less than two-thirds of the entire membership of the Board. If his employment is terminated by reason of his death or disability, we must continue to pay his annual base salary on a monthly basis for five years to him or, upon his death, to his spouse for so long as she is living. Upon Mr. Roberts’ death, we have agreed to provide health plan benefits to Mr. Roberts’ spouse during her lifetime. In addition, the death benefit described above will continue to be payable in accordance with its terms and all of his outstanding stock options will vest fully and remain exercisable for their remaining terms. If we terminate his employment in violation of the compensation agreement, he will remain entitled to substantially all of the benefits under the compensation agreement (e.g., salary, annual bonus and health plan benefits) for the original remaining term of the agreement. If Mr. Roberts’ employment is terminated on or after the occurrence of a change of control, this termination cannot be treated as a termination for cause under the agreement.
      Noncompetition and Confidentiality. Mr. Roberts has agreed not to compete with us during his employment and for five years after termination of his employment. The compensation agreement also requires him to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during his employment and after termination of his employment. Breach by Mr. Roberts of any of these obligations constitutes cause for termination of the compensation agreement.
      Change of Control Provisions. Prior to any change of control, we must establish and fund a grantor trust, the amounts in which will be subject to claims of our creditors in the case of our bankruptcy, for the purpose of paying all deferred compensation, nonqualified retirement benefits and split-dollar life insurance premiums and bonuses for Mr. Roberts then applicable. Upon the occurrence of a change of control, such trust must become irrevocable, and we must continue to make payments into such trust to maintain sufficient amounts to fund all benefits subject to the trust. While our acquisition of the AT&T Broadband business in November 2002 was a change of control under the compensation agreement, Mr. Roberts elected to waive his right to have us fund the trust at that time; however, Mr. Roberts may exercise this right at any time by providing notice to us.
      Election to Become a Consultant. Mr. Roberts may at any time, upon 30 days’ notice to us, elect to change his position from an executive to a consultant. In such event, he will continue to receive all of the compensation provided under the compensation agreement, other than the bonus to which he would otherwise be entitled under our Executive Cash Bonus Plan. If he elects to become a consultant, Mr. Roberts’ entitlement to retirement benefits under our Supplemental Executive Retirement Plan will be adjusted annually to reflect 150% of his base salary as a consultant, but his benefits under such plan will not in any event exceed the bonus he could have received under the compensation agreement had he continued to work as an executive.

Employment Agreements with Messrs. Smith and Alchin
      We have entered into employment agreements with Mr. Lawrence S. Smith, our Executive Vice President and Co-Chief Financial Officer and Mr. John R. Alchin, our Executive Vice President, Co-Chief Financial Officer and Treasurer. The following is a description of the material terms of these agreements.
      Term. The term of the agreements is from May 31, 2000 through December 31, 2005.
      Base Salary. The agreements with Messrs. Smith and Alchin provide for a base salary of $825,000 and $700,000, respectively, in 2001. In each case, for each year in the term subsequent to 2001, the base salary is increased by the greater of 5% or the percentage increase during the previous year in the consumer price index (up to a maximum of 10%).
      Bonus. Each of the executives is eligible to receive an annual performance bonus under our Executive Cash Bonus Plan, commencing in 2000, of up to 50% of his base salary for the applicable year. The amount of the bonus is determined annually by the Compensation Committee, based on our and the executive’s performance during such year, and is payable in cash or in shares of Class A Special common stock, at the discretion of the Compensation Committee. Each executive also participates in our Supplemental Cash Bonus Plan. If any part of the executive’s compensation payable with respect to any taxable year is not deductible by us by reason of the limitation contained in Section 162(m) of the Internal Revenue Code of 1986, we will only pay amounts to the extent deductible. Amounts not paid will be deferred until a later taxable year.
      Termination. If we terminate the executive’s employment without cause, he is entitled to receive his then-current base salary and all insurance, medical or other similar benefits for a period of two years from the date of termination, subject to offset by other compensation or benefits earned by him during such period, and he is entitled to receive his bonus for the year of termination. If the executive resigns, he is entitled only to his base salary for days actually worked and any amounts due to him under our deferred compensation plans.
      Noncompetition and Confidentiality. Under each of the agreements, the executive has agreed not to compete with us during his employment and for one year after termination of his employment. The agreements also require each executive to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during his employment and for a period of one year after termination of his employment. Breach by the executive of any of these obligations constitutes cause for termination of the agreement and terminates our obligations for payments subsequent to his termination.
      Change of Control Provisions. Under each of the agreements, we must give the executives at least 30 days’ notice prior to the anticipated date of a change of control. Upon receipt of this notice, all options held by the executives will become immediately exercisable in full. Until the day before the date of a change of control, the executives will be able to exercise all such options. We will hold in escrow any shares received upon exercise, and the shares will be delivered to the executive only if he remains employed for the six-month period following the change of control. If the change of control is not consummated, the options will be treated as not having been exercised.

Employment Agreement with Mr. Cohen
      We have entered into an employment agreement with Mr. David L. Cohen, one of our Executive Vice Presidents. The following is a description of the material terms of this agreement.
      Term. The term of the agreement is from July 1, 2002 through January 2, 2006.

      Base Salary. The agreement provides for an annual base salary of $800,000 in 2002. For each year in the term subsequent to 2002, the base salary is increased by the greater of 5% or the percentage increase during the previous year in the consumer price index (up to a maximum of 10%).
      Bonus; Stock Awards. Mr. Cohen is eligible to receive an annual performance bonus under our Executive Cash Bonus Plan for the year 2002 and each year through 2005 of up to 50% of his base salary for the applicable year. The amount of the bonus is determined annually by the Compensation Committee, based on our and Mr. Cohen’s performance during such year, and is payable in cash or in shares of Class A Special common stock, at the discretion of the Compensation Committee. Mr. Cohen is also eligible to participate in our Supplemental Cash Bonus Plan. If any part of Mr. Cohen’s compensation payable with respect to any taxable year is not deductible by us by reason of the limitation contained in Section 162(m) of the Internal Revenue Code of 1986, we will only pay amounts to the extent deductible. Amounts not paid will be deferred until a later taxable year.
      Under the terms of the agreement, Mr. Cohen also received a grant of options to purchase 500,000 shares of Class A Special common stock on July 1, 2002, 30% of which vested on the second anniversary of the date of grant, 15% of which will vest on each of the third through fifth anniversaries of the date of grant, 5% of which will vest on each of the sixth through ninth anniversaries of the date of grant and 5% of which will vest six months after the ninth anniversary. He also received an award of 20,000 restricted shares of Class A Special common stock, 5,000 of which vested or will vest on each of January 2, 2003, 2004, 2005 and 2006.
      Termination. If we terminate Mr. Cohen’s employment without cause, he is entitled to receive his then-current base salary and all insurance, medical or other similar benefits for a period of two years from the date of termination, subject to offset by other compensation or benefits earned by him during such period, and he is entitled to receive his bonus for the year of termination. In addition, all restricted shares granted under the agreement that are unvested at the time of termination will vest. If such termination occurs prior to the fourth anniversary of the date he commenced employment with us, any options granted under the agreement that would have vested during this four-year period will vest as of the date of termination and remain exercisable for the remainder of their original term.
      Noncompetition and Confidentiality. Under the agreement, Mr. Cohen has agreed not to compete with us during his employment and for one year after termination of his employment. The agreement also requires Mr. Cohen to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during his employment and for a period of one year after termination of his employment. Breach by Mr. Cohen of any of these obligations constitutes cause for termination of the agreement and terminates our obligations for payments subsequent to his termination.
      Change of Control Provisions. Under the agreement, we must give Mr. Cohen at least 30 days’ notice prior to the anticipated date of a change of control. Upon receipt of this notice, all options held by Mr. Cohen will become immediately exercisable in full. Until the day before the date of a change of control, he will be able to exercise all such options. If the change of control is not consummated, the options will be treated as not having been exercised.

Consulting Agreement with Mr. Armstrong
      In connection with our acquisition of the AT&T Broadband business, we entered into an employment agreement with Mr. Armstrong. Under the terms of the employment agreement, we were obligated to enter into a consulting agreement with Mr. Armstrong if he retired from his position as Non-Executive Chairman of the Board prior to or at our 2004 annual meeting of shareholders. He retired from this position on May 26, 2004 and, on this date, we entered into a consulting agreement with him. The following is a description of the material terms of this agreement.
      Term. The term of the consulting agreement is from May 26, 2004 until the one year anniversary of our regularly scheduled 2005 annual meeting of shareholders.

      Position and Duties. During the term, Mr. Armstrong will serve as a senior advisor and consultant to us and will perform such strategic consulting and advisory services as are mutually agreed upon by Mr. Armstrong and Mr. Brian L. Roberts or his designee.
      Compensation; Benefits. The consulting agreement provides that Mr. Armstrong will receive an annual consultancy fee of $900,000. In addition, in recognition of his retirement from employment with us and his position as Non-Executive Chairman of the Board prior to the end of the original term of the employment agreement, when he entered into this agreement we paid him the base salary and bonus amounts that would have been due to him had he remained employed by us through the original term of the employment agreement. Mr. Armstrong is entitled to defer the receipt of amounts payable under the consulting agreement on substantially the same terms and conditions as if the amounts were earned while he was an employee participating in our deferred compensation plans. Any amounts previously deferred by Mr. Armstrong will continue to be credited with the same rate of interest as in effect under our deferred compensation plans with respect to the accounts of active employees, until the date that the consulting agreement is terminated. During the term of the agreement, Mr. Armstrong is entitled to primary personal use of an airplane on the same economic terms as Mr. Brian L. Roberts, home office support and tax preparation and financial counseling services (plus a tax gross-up with respect to such services, but only if it is provided to our other senior executives). We have also agreed to pay premiums on his existing universal life insurance policy, together with a gross-up for income taxes.
      Stock Awards. Performance shares and stock options that were held by Mr. Armstrong prior to his becoming employed by us and which were converted into Comcast equity securities as a part of our acquisition of the AT&T Broadband business vested and were paid out, as applicable, on the date Mr. Armstrong became a consultant. Stock options granted to Mr. Armstrong in connection with his employment with us will continue to vest during the term of the consulting agreement and will become fully vested at the end of the term.
      Termination. If Mr. Armstrong’s service is terminated due to his death or disability, he or his beneficiaries will be entitled to the consultancy fee through the end of the month of such death or disability and all outstanding unvested stock options will vest and all options will be exercisable for the remainder of their original terms. In the event of a termination by us without cause or a constructive termination without cause, Mr. Armstrong will be provided with the following: the consultancy fee through the date of termination, an amount equal to $1,800,000, four times Mr. Armstrong’s base salary under his employment agreement (which was $1,800,000) plus the target bonus amount under his employment agreement (150% of base salary), and all outstanding unvested stock options will vest and all options will be exercisable for the remainder of their original terms.
      Upon a termination of his service prior to the end of the term of the consulting agreement, Mr. Armstrong will also be entitled to tax preparation and financial counseling services, primary personal use of one of our airplanes on the same economic terms as Mr. Brian L. Roberts and continued payment of premiums by us for his existing universal life insurance policy (together with a gross-up for income taxes), all through the original term of the consulting agreement, as well as home office support for the period beginning on the date of termination and ending two years after the end of the original term of the agreement.
      Noncompetition. Under the consulting agreement, Mr. Armstrong has agreed not to compete with us during the term of the agreement.
      Change of Control. If Mr. Armstrong’s service is terminated following a change of control, the noncompetition provision described above will terminate. In addition, all outstanding equity-based awards will vest and become exercisable. In the event that any payments due to Mr. Armstrong under the agreement are subject to excise tax under Section 4999 of the Internal Revenue Code of 1986, we will provide Mr. Armstrong with a tax gross-up payment to negate the excise tax.

Employment Agreement with Mr. Brodsky
      We have entered into an employment agreement with Mr. Julian A. Brodsky, our non-executive Vice Chairman. The following is a description of the material terms of this agreement, as amended.
      Term. The term of the employment agreement is from May 1, 2002 to April 30, 2009.
      Positions and Duties. From May 1, 2002 to April 30, 2004, Mr. Brodsky was one of our executive employees. From May 1, 2004 to April 30, 2009, Mr. Brodsky will be one of our non-executive employees. During the time that he is a non-executive employee, he will devote such time as is necessary for the performance of his duties, as we reasonably request.
      Base Salary. The employment agreement provides that Mr. Brodsky will receive an annual base salary of $837,560 in 2002, which base salary was increased on each of January 1, 2003 and January 1, 2004 by the greater of certain factors specified in the employment agreement. From May 1, 2004 to April 30, 2009, Mr. Brodsky will receive an annual base salary of $600,000.
      Bonus. For calendar years 2002, 2003 and a pro-rated portion of 2004, Mr. Brodsky was entitled to receive the maximum amount of his cash bonus under our Executive Cash Bonus Plan. He is no longer entitled to participate in this plan.
      SERP; Post-Retirement Programs; Split-Dollar Life Insurance Arrangements. Mr. Brodsky is entitled to participate in our Supplemental Executive Retirement Plan; for purposes of this plan, his employment was deemed to terminate on April 30, 2004. At the end of the term, Mr. Brodsky will be eligible to participate in our post-retirement benefits plan for a number of years based upon his years of service with us. Upon termination of these post-retirement benefits, we will provide Mr. Brodsky and his spouse, for the remainder of their lives, a medical plan to supplement Medicare and will reimburse Mr. Brodsky and his spouse for amounts not paid or reimbursed by their health care plans so as to provide them with health care benefits equivalent to those available to our employees. We currently maintain two split-dollar life insurance arrangements for Mr. Brodsky under which we have no further obligation to pay any company-portion of the applicable premiums.
      Termination of Employment. If Mr. Brodsky’s employment is terminated due to his death, all outstanding stock options will vest and become exercisable for the remainder of their original terms, we will continue to pay to his surviving spouse his then current annual base salary for five years or, if earlier, until the date of her death, and we will provide health care benefits until the date of her death. If his employment is terminated due to disability, we will continue to pay his then current annual base salary for five years or, if earlier, until April 30, 2009, certain benefits (free cable and high speed data, parking at our corporate office and sports arenas and cell phone and service) will continue through this period, all outstanding stock options will vest and become exercisable for the remainder of their original terms and Mr. Brodsky will be entitled to participate in our post-retirement benefits plan based upon years of service with us. If Mr. Brodsky dies while receiving these benefits, we will provide benefits to his spouse as described above under termination due to death.
      If we terminate Mr. Brodsky’s employment without cause, Mr. Brodsky will be entitled to receive, for the remainder of the term, monthly payments of base salary (based on the highest annual base salary Mr. Brodsky received prior to his termination), amounts that would otherwise have been payable under our Executive Cash Bonus Plan and health care benefits, or, at his option, we will make available private health insurance, and the other benefits described above. In addition, all outstanding stock options will vest and become exercisable for the remainder of their original terms, and Mr. Brodsky will be reimbursed for the cost of obtaining office space and secretarial support for the remainder of the term comparable to what he had been provided with as an employee. At the end of the term, he will be entitled to participate in our post-retirement benefits plan. If Mr. Brodsky dies while receiving these benefits, we will provide benefits to his spouse as described above under termination due to death.
      If Mr. Brodsky retires, all outstanding stock options will vest and become exercisable for the remainder of their original terms, Mr. Brodsky will be entitled to participate in our post-retirement benefits plan based upon years of service with us, and he will continue to receive the other benefits described above through the remainder of the term. Upon termination of Mr. Brodsky’s employment at the end of the term, all outstanding stock options will vest and become exercisable for the remainder of their original terms.
      Under a separate agreement, Mr. Brodsky was also entitled to a $30,000 payment each year for 15 years commencing on May 1, 2004, the date he became one of our non-executive employees. Pursuant to the terms of his employment agreement, he received a lump sum payout of $326,800 in 2004, which was the present value of these annual payment obligations. This benefit reduced the benefits to which Mr. Brodsky was otherwise entitled to under our Supplemental Executive Retirement Plan with respect to 2004.
      Noncompetition and Confidentiality. Under the employment agreement, Mr. Brodsky has agreed not to compete with us during his employment and for two years after termination of his employment for any reason other than a termination without cause. The employment agreement also requires him to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during his employment and after termination of his employment.
      Change of Control Provisions. Prior to any change of control, we must establish and fund a grantor trust, the amounts in which will be subject to claims of our creditors in the case of our bankruptcy, for the purpose of paying all deferred compensation, nonqualified retirement benefits and split-dollar life insurance premiums and bonuses for Mr. Brodsky then applicable. Upon the occurrence of a change of control, such trust must become irrevocable, and we must continue to make payments into such trust to maintain sufficient amounts to fund all benefits subject to the trust. While our acquisition of the AT&T Broadband business in November 2002 was a change of control under the agreement, Mr. Brodsky elected to waive his right to have us fund the trust at that time; however, Mr. Brodsky may exercise this right at any time by providing notice to us.

Stock Performance Graph
      The following graph compares the yearly percentage change in the cumulative total shareholder return on our Class A common stock and Class A Special common stock during the five years ended December 31, 2004 with the cumulative total return on the Standard & Poor’s 500 Stock Index and with a selected peer group consisting of us and other companies engaged in the cable, telecommunications and media industries. The peer group (the “New Peer Group”) consists of Cablevision Systems Corporation (Class A), Time Warner Inc., The DirecTV Group Inc. and Echostar Communications Corp. Previously, the peer group (the “Prior Peer Group”) had consisted of Cablevision Systems Corporation (Class A), Cox Communications, Inc. and Charter Communications, Inc. (Class A). We have designated a new peer group excluding Cox Communications since it is no longer a public company and excluding Charter Communications because we have determined that the companies included in the New Peer Group are more appropriate for stock performance comparison and measurement purposes. The comparison assumes $100 was invested on December 31, 1999 in our Class A common stock and Class A Special common stock and in each of the foregoing indices and assumes the reinvestment of dividends.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

	2000	2001	2002	2003	2004

	(in dollars)
Comcast Class A	86	75	49	68	70
Comcast Class A Special	83	71	45	62	65
S&P 500 Stock Index	91	80	62	80	89
New Peer Group Index	55	49	23	31	33
Old Peer Group Index	90	73	38	54	55

Report of the Compensation Committee
      The Compensation Committee is responsible for approving the nature and amount of compensation to be paid to Comcast’s executive officers, establishing and evaluating performance-based criteria and goals related to compensation, administering Comcast’s equity-based and cash bonus plans, making grants of awards under these plans, determining the balance of short- and long-term compensation to be awarded under these plans with respect to any particular year and determining and overseeing Comcast’s compensation and benefits policies generally. Our members are “independent directors” (as defined under Nasdaq rules), “non-employee directors” (as defined in Rule 16b-3 promulgated under Section 16 of the Securities and Exchange Act of 1934) and “outside directors” (as defined in Section 162(m) of the Internal Revenue Code of 1986). The Compensation Committee utilizes the services of an independent compensation consultant to assist it in carrying out its responsibilities and duties.
      Compensation Policy. The committee seeks to offer those types of compensation that will serve to attract, motivate and retain highly qualified executive officers and key employees in an effort to enhance Comcast’s success and shareholder value. In addition, our compensation policies are designed to align the interests of management with Comcast’s shareholders. In order to do so, Comcast offers a range of short- and long-term and cash and non-cash compensation elements. We believe this serves the goals of compensating our executive officers competitively on a current basis, tying a significant portion of our executives’ compensation to company performance and allowing our executive officers and key employees to gain an ownership stake in Comcast commensurate with their relative levels of seniority and responsibility. Each year, we perform a review of our executive compensation programs, compensation philosophy and committee mission and performance. In addition, each year we review the nature and amounts of all elements of our executive officers’ compensation and evaluate these when making compensation-related determinations for the next year.
      We believe that Comcast’s competitors for executive talent are comprised of a broader range of companies than those with which Comcast is compared for stock performance purposes. Thus, the groups of companies with which we compare senior management compensation levels consist of a broader group than the companies included in the peer group index in the stock performance graph above. The compensation peer groups include companies in the entertainment/media industry (including The Walt Disney Company, Time Warner Inc. and Viacom Inc.), the telecommunications industry (including SBC Communications Inc., BellSouth Corporation and Verizon Communications Inc.), as well as companies having comparable revenues and total capitalizations. The determination of the peer groups to be used for compensation purposes was made in consultation with our compensation consultant. For 2004, our general goal was to provide the executive officers with total aggregate compensation that was around the 75th percentile of total compensation for executives with comparable positions within the peer groups identified above. In determining the compensation levels for our executives, we weighted more heavily the compensation earned by similarly situated executives in the entertainment/media peer group, as both we and our consultant increasingly view this group as the most relevant comparator group. In determining individual compensation amounts, we also considered the executives’ length of service with Comcast, their contributions to Comcast during this period and the other factors described below.
      Comcast’s executive compensation program includes the following key components, which are more fully described below: base salary, performance-based annual cash bonuses and long-term equity compensation in the form of stock options and restricted stock units. In addition, the executive officers have the ability to participate in Comcast’s deferred compensation plans, receive certain personal benefits in accordance with our management perquisite policy and participate in Comcast’s employee benefit plans available to all employees. In 2004, with the assistance of our compensation consultant, we sought to achieve a mix of the key elements of compensation noted above to properly compensate and motivate the executives on both a short- and longer-term basis. We considered a variety of factors in arriving at the amount and mix of compensation paid or awarded to the executive officers. Key factors were the performance of Comcast measured by the achievement of quantitative goals and individual performance measured against quantitative and qualitative objectives, including the executive officer’s individual responsibility and role with respect to overall corporate policy-making, management and administration.

      Base Salary. In establishing base salary levels for 2004, we considered the terms of the executive officers’ employment agreements, individual job responsibilities, duties and performance, and market data on base salary levels at peer group companies. We determined that an increase in base salary for each named executive officer was appropriate given his individual performance, Comcast’s level of achievement of the performance goals under its annual bonus plans and the increased duties and responsibilities placed on each of the officers as a result of Comcast’s continued growth, and approved an increase in base salaries to each of the named executive officers.
      Bonuses. Annual cash bonuses for executive officers were granted under Comcast’s 2002 Executive Cash Bonus Plan (the “Executive Plan”) and 2002 Supplemental Cash Bonus Plan (the “Supplemental Plan”), each of which was recommended by, and designed in consultation with, our compensation consultant and previously approved by shareholders. The target bonus for each of the named executive officers under these plans is based on our assessment of the optimal mix of base and annual short-term bonus cash compensation and is made with the assistance of our compensation consultant analyzing market data on short-term bonuses at peer group companies. In 2004, the target bonus for Mr. Brian L. Roberts under the Executive Plan, expressed as a percentage of base salary, remained at 150%, and the target bonus for the other named executive officers remained at 50%. The target bonus for Mr. Brian L. Roberts under the Supplemental Plan remained at 150% of salary, and the target bonus for the other named executive officers remained at 50%.
      Under the Executive Plan, each executive designated by us was eligible to earn an annual bonus of up to 150% of the sum of his or her base salary and any unearned bonus from any prior plan year, but not more than a total of $3 million, based on quantitative annual cash flow performance targets we established in advance. In 2004, we established two separate increase in cash flow targets under this plan. If Comcast achieved the first target, an executive would receive two-thirds of his target bonus amount and if Comcast achieved the second (higher) target, an executive would receive 100% of the target amount. Comcast achieved greater than 100% of these cash flow targets in 2004, which resulted in bonuses equal to the target amounts being paid to the named executive officers under this plan.
      Under the Supplemental Plan, each executive designated by us was eligible to earn an annual bonus of a percentage of his or her base salary, but no more than a total of $5 million, based on annual quantitative and qualitative performance targets we established in advance. Under this plan, we set varying qualitative and quantitative targets to measure performance and do so based on the positions and responsibilities of eligible employees. In 2004, we determined that the most significant metric to measure company performance as it relates to the named executive officers was increase in cash flow and set cash flow targets under this plan with higher thresholds than those under the Executive Plan. Each executive was eligible to receive a bonus equal to 80-120% of target, depending on the cash flow achieved. Comcast achieved greater than 100% of this cash flow target in 2004, which resulted in bonuses of 112.2% of the target amounts being paid to the named executive officers under this plan.
      Equity-Based Incentive Compensation. Comcast’s equity-based incentive compensation had historically been in the form of stock options. In 2004, after discussion with our compensation consultant, we decided to redesign Comcast’s long-term equity compensation program to include grants of restricted stock units since we determined that the use of restricted stock units would further promote our goal of employee retention, as well as deliver value to our employees, including our executive officers. Given Comcast’s long history of possessing an entrepreneurial culture and its focus on continued growth, we determined that a mixture of equity awards that was weighted with 75% of the value derived from the grant of stock options and 25% of the value derived from the grant of restricted stock units would be the optimal mix for Comcast and its executive officers and other employees. We believe that reliance upon long-term equity compensation is advantageous to Comcast because this type of compensation fosters a long-term commitment by the recipients and motivates the recipients to seek to improve the long-term market performance of Comcast’s stock. In general, total equity award grants were based on a proportional relationship to the expected cash compensation of each executive officer, taking into account prior equity grants and grants made at the same time to other executives, as well as the value of equity-based compensation awarded to comparable executives at peer companies.

      We seek to achieve the long-term objectives of equity compensation in part by extending the vesting period for options over a longer time period than is the case with many other companies. For example, with respect to the options granted to Mr. Brian L. Roberts and the other executive officers during 2004, one-half of each individual’s options vests over five years and one-half vests over a period of nine years and six months. Restricted stock units and restricted shares granted during 2004 to the named executive officers, other than Mr. Burke, vest 15% on each of the first four anniversaries of the date of grant and 40% on the fifth anniversary. One-third of Mr. Burke’s restricted share award vested on the first anniversary of the date of grant and the remainder vests in equal installments on the second through fifth anniversaries of the date of grant.
      Deferred Compensation Plans. Comcast maintains deferred compensation plans that allow certain of its employees, including its executive officers, to defer the receipt of cash compensation and restricted stock units. These plans are not funded plans.
      Executive Perquisites and Other Benefits. Comcast’s policy on the provision of executive perquisites with respect to Mr. Brian L. Roberts and Mr. Ralph J. Roberts is to allow each of them to receive perquisites up to a maximum value of $50,000. If either receives benefits that would otherwise be considered perquisites in excess of this amount, he is required to pay Comcast the amount of such excess. With respect to the other named executive officers, they are required to pay Comcast for the full value of any benefits that would be considered perquisites, other than the provision of parking at Comcast’s headquarters. In addition, Comcast pays, or reimburses, premiums on life and executive long-term disability insurance policies for all named executive officers who participate in these plans and provides a tax gross-up with respect to certain of these payments.
      Acceleration of Certain Options. In 2004, we decided to accelerate the vesting of all unvested options granted prior to 2003 to purchase Class A Special common stock with an exercise price of $34 or higher held by current employees, including all executive officers. Because these options have exercise prices in excess of current market values (are “underwater”), and were not fully achieving their original objectives of incentive compensation and employee retention, we determined that the acceleration may have a positive effect on employee morale, retention and perception of option value. The acceleration also took into account the fact that in December 2004, Comcast completed the repurchase of stock options held by certain non-employees for cash (including underwater options) under a stock option liquidity program, and that no such offer (nor any other “solution” for underwater options) was made to current employees. This acceleration eliminates the future compensation expense Comcast would otherwise recognize once the new stock option expensing rules become effective. All executive officers agreed to not sell any shares acquired through the exercise of an option so accelerated (other than shares withheld for purposes of satisfying income tax liabilities in connection with such option exercises) prior to the date on which the exercise would have been permitted under the option’s original vesting terms.
      Compensation of Mr. Brian L. Roberts. Mr. Brian L. Roberts’ compensation for 2004 was determined under the terms of his compensation agreement (a summary of the material terms of this agreement can be found under “Agreements with Executive Officers and Directors—Compensation Agreement with Mr. Brian L. Roberts”). The levels of compensation provided under this agreement were determined when such agreement was entered into and at the time of its subsequent amendment in 2002 in connection with the company’s acquisition of the AT&T Broadband business. In advising us on the design and formation of this agreement, our consultant considered the compensation levels of chief executive officers at peer group companies. In approving the compensation agreement and the amendment to it, this committee also took into account an assessment of the importance of maintaining the continued active participation of Mr. Roberts in Comcast’s affairs over the periods covered by the agreement, Comcast’s growth and overall performance during these periods and the increased responsibilities of Mr. Roberts following Comcast’s acquisition of the AT&T Broadband business.
      Mr. Roberts’ compensation in 2004 consisted of the salary and benefits as determined under his compensation agreement and short-term incentive compensation consisting of awards under the Executive Plan and Supplemental Plan described above as well as an additional discretionary bonus under the

Supplemental Plan in an amount equal to the difference between the amount that would have been payable to Mr. Roberts under the Executive Plan (based on his target bonus and the achievement of greater than 100% of the targets under this plan) and the amount that was actually paid to him, as a result of the individual limit under this plan. In addition, Mr. Roberts received long-term incentive compensation consisting of a grant of options under Comcast’s stock option plans to purchase a total of 800,000 shares of Class A common stock and a grant of 110,000 restricted stock units with respect to Class A common stock. In determining whether to increase Mr. Roberts’ base salary and in setting the other elements of his compensation, we took also into account the financial performance of Comcast and Mr. Roberts’ individual performance over the past year, including his strong and consistent management of Comcast. With respect to Mr. Roberts’ short-term incentive awards, we set target bonuses based on the achievement of a specific quantitative performance measure (increase in cash flow) under both the Executive Case Bonus Plan and the Supplemental Cash Bonus Plan. In determining Mr. Roberts’ total long-term incentives, we took into account our goal to provide total compensation to Mr. Roberts which is relative to executives with comparable positions at peer group companies.
      Effect of Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986 provides generally that compensation in excess of $1 million paid to each of the chief executive officer and the other four most highly compensated executive officers of a public company (determined as of the last day of the company’s tax year) will not be deductible for federal income tax purposes, unless the compensation meets the Internal Revenue Code’s definition of “performance-based”. We conduct an ongoing review of Comcast’s compensation practices for purposes of obtaining the maximum continued deductibility of compensation paid consistent with Comcast’s existing commitments and ongoing competitive needs. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of our and Comcast’s overall compensation philosophy. From time to time, we have awarded and may award compensation which is not fully deductible if we determine that such award is consistent with this philosophy and is in the best interests of Comcast and its shareholders.
Members of the Compensation Committee
Dr. Judith Rodin (Chair)
S. Decker Anstrom
Joseph L. Castle, II
Joseph J. Collins
Michael I. Sovern
SHAREHOLDER PROPOSALS FOR NEXT YEAR
      Any shareholder proposals intended to be presented at our annual meeting of shareholders in 2006 called for a date between May 2, 2006 and July 1, 2006 and considered for inclusion in our proxy materials must be received by December 9, 2005. Any shareholder proposals should be directed to Arthur R. Block, Secretary, at our address listed on page 3 of this proxy statement. However, shareholders who wish to nominate directors for election must comply with the procedures described under “About the Board and its Committees” beginning on page 10 of this proxy statement.
      Any shareholder proposals intended to be presented at our annual meeting of shareholders in 2006 and not included in our proxy materials must comply with the advance notice provision in Section 2.09 of our by-laws. In the case of an annual meeting called for a date between May 2, 2006 and July 3, 2006, we must receive notice of the proposal on or after March 3, 2006 and on or before April 2, 2006. In the case of an annual meeting called for any other date, we must receive notice of the proposal by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first. If notice is not received during the specified period, the shareholder proposals will be deemed “untimely.” Shareholder proposals failing to comply with the procedures of Rule 14a-8 of the proxy solicitation rules will be excluded. All shareholder proposals should be directed to Arthur R. Block, Secretary, at our address listed on page 3 of this proxy statement.

SOLICITATION OF PROXIES
      We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders for the same type of proxy, personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $19,000 plus reasonable out-of-pocket costs and expenses. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.
Electronic Access to Proxy Materials and Annual Report
      Shareholders can access the Notice of Annual Meeting and Proxy Statement and Annual Report via our website at www.cmcsa.com or www.cmcsk.com. For future shareholder meetings, registered shareholders can consent to accessing their proxy statement and annual report electronically. If you are a registered shareholder and you have not already done so, you can choose this option by marking the “Electronic Access” box on the proxy card or by following the instructions provided when voting via the Internet or by telephone. If you choose this option, prior to each shareholder meeting you will receive in the mail your proxy card that provides a notice of meeting with a business reply envelope. You do not need to select this option each year; however, you may want to choose this option for more than one account held in your name. Your choice will remain in effect unless you revoke it by contacting our transfer agent, EquiServe, at 1-888-883-8903 or visiting EquiServe’s website at www.econsent.com/cmcsa. Shareholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.
IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS
      Under the Securities and Exchange Commission rules, delivery of one proxy statement and annual report to two or more investors sharing the same mailing address is permitted, under certain conditions. This procedure, called “householding,” is available to you if all of the following criteria are met:

(1)	You have the same address as other security holders registered on our books;

(2)	You have the same last name as the other security holders; and

(3)	Your address is a residential address or post office box.
      If you meet this criteria, you are eligible for householding and the following terms apply. If you are not eligible, please disregard this notice.
For Registered Shareholders
      Only one proxy statement and annual report will be delivered to the shared mailing address. You will, however, still receive separate mailings of important and personal information, as well as a separate proxy card.
What do I need to do to receive just one set of annual disclosure materials?
      You do not have to do anything. Unless EquiServe is notified otherwise within 60 days of the mailing of this notice, your consent is implied and only one set of materials will be sent to your household. This consent is considered perpetual, which means you will continue to receive a single proxy statement/annual report in the future unless you notify us otherwise.

What if I want to continue to receive multiple sets of materials?
      If you would like to continue to receive a separate set of materials for yourself, call or write EquiServe at 1-888-883-8903 or P.O. Box 43091, Providence, Rhode Island 02940-3091. A separate set of materials will be sent to you promptly.
What if I consent to have one set of materials mailed now, but change my mind later?
      Call or write EquiServe to turn off the householding instructions for yourself. You will then be sent a separate proxy statement and annual report within 30 days of receipt of your instruction.
The reason I receive multiple sets of materials is because some of the stock belongs to my children. What happens when they move out and no longer live in my household?
      When there is an address change for one of the members of the household, materials will be sent directly to the shareholder at his or her new address.
ANNUAL REPORT ON FORM 10-K
      WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO “INVESTOR RELATIONS” AT OUR ADDRESS SET FORTH ON PAGE 3 OF THIS PROXY STATEMENT.

DIRECTIONS TO THE WACHOVIA COMPLEX

From New Jersey via the Walt Whitman Bridge— Follow the signs for Broad Street. At the end of the Broad Street ramp, turn left and follow the signs to the Sports Complex. The Wachovia Complex will be on your left.	From Interstate 76/ Schuylkill Expressway— Traveling East, follow the signs for South Jersey, Walt Whitman Bridge and Sports Complex. Take the Broad Street Exit. At the bottom of the exit ramp, make a right onto Broad Street. The Wachovia Complex will be on your left.

From Interstate 476/ Blue Route— Take I-476 South to the end. Follow signs for I-95 North, Philadelphia. Take I-95 North to Broad Street exit. The Wachovia Complex will be on your right.	From Interstate 95— From I-95 Northbound or Southbound, take the Broad Street exit. The Wachovia Complex will be on your right.

Public Transportation— SEPTA (Southeastern Pennsylvania Transportation Authority). Take the Broad Street (Orange) line South to the Pattison Ave. stop (last stop). When you exit the subway, the Wachovia Complex will be immediately to the south and east.	Parking Information— There is ample free parking available in the Wachovia Complex. Shareholders should use the main entrance to the Wachovia Complex which is located on Broad Street at 3601 South Broad Street. The gate attendant will direct you to the parking area and building.

Appendix A
COMCAST CORPORATION
Audit Committee Charter
Purpose
      The Audit Committee (the “Committee”) is created by the Board of Directors of the Company to:

•	assist the Board in its oversight responsibilities by overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements and internal control over financial reporting of the Company by reviewing

•	the qualifications, independence and performance of the Company’s independent auditors;

•	the performance of the Company’s internal audit function;

•	the quality and integrity of the financial statements and the effectiveness of internal control over financial reporting of the Company; and

•	prepare the audit committee report that Securities and Exchange Commission (the “SEC”) rules require to be included in the Company’s annual proxy statement.
      It is not the duty of the Committee to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP, to determine that the Company’s internal control over financial reporting is effective, or to plan or conduct audits. This is the responsibility of management and the independent auditors.
Membership
      The Committee shall consist of at least three members, comprised solely of independent directors meeting the requirements of applicable SEC and Nasdaq rules. The Governance and Directors Nominating Committee shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Governance and Directors Nominating Committee shall recommend to the Board, and the Board shall designate, the Chairperson of the Committee.
Authority and Responsibilities
      In addition to any other responsibilities which may be assigned from time to time by the Board, to fulfill its responsibilities and duties, the Committee shall:
Independent Auditors

•	Be directly responsible for the appointment (subject, if applicable, to shareholder ratification), compensation, retention, and oversight of the independent auditors engaged to conduct the audits of the Company’s financial statements and internal control over financial reporting (including resolution of disagreements, if any, between management and the independent auditors regarding financial reporting) or other audit, review or attest services. The independent auditors shall report directly to the Committee.

•	Pre-approve all audit services and permissible non-audit services to be provided by the independent auditors either before the independent auditors are engaged to render such services or pursuant to pre-approval policies and procedures established by Committee. The Committee may delegate its authority to pre-approve services to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next regularly scheduled Committee meeting.

•	Review and approve the independent auditors’ annual audit plan and the terms of the engagement letter.

•	Evaluate the independent auditors’ qualifications, performance and independence. As part of such evaluation:

•	obtain and review a report or reports from the Company’s independent auditors:

•	describing the independent auditors’ internal quality-control procedures;

•	describing any material issues raised by (i) the most recent internal quality-control review, peer review, or Public Company Accounting Oversight Board inspection of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues; and

•	assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

•	at least annually, the Committee shall obtain a formal written statement from the Company’s independent auditors describing all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1; actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

•	Monitor the Company’s hiring of current or former employees of the independent auditors.
Internal Auditors

•	At least annually, evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan.
Financial Statements; Internal Control over Financial Reporting; Disclosure and Other Compliance Matters

•	Review, in conjunction with management, the Company’s policies generally with respect to the Company’s earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies, including the use of non-GAAP financial information.

•	Review with management, the internal auditors and the independent auditors:

•	the annual audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s Form 10-K. As part of such review, the Committee shall obtain a report from the Company’s independent auditors on those matters required pursuant to SEC Regulation S-X Rule 2-07;

•	the annual audited management assessment of the effectiveness of internal control over financial reporting, including the Company’s disclosures under “Management’s Report on Internal Control Over Financial Reporting,” prior to the filing of the Company’s Form 10-K;

•	the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s Form 10-Q; and

•	the quarterly and annual earnings press releases prior to their publication.

•	Monitor, in conjunction with the chief executive and chief financial officers of the Company, the Company’s internal control over financial reporting (including compliance with applicable laws and regulations) and disclosure controls and procedures. Items monitored with respect to each of these matters include any significant deficiencies or material weaknesses in the design or operation of such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses, and any fraud involving management or other employees with a significant role in such controls and procedures.

•	Review and discuss with the independent auditors those matters required to be discussed with the Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended.

•	Recommend to the Board that the annual audited financial statements be included in the Company’s Form 10-K for filing with the SEC.

•	Prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

•	Approve all related party transactions, as defined by applicable Nasdaq rules, to which the Company is a party.

•	Review the Company’s policies and practices with respect to financial risk assessment and management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.

•	Establish procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
Reporting to the Board

•	Report to the Board periodically. This report shall include a review of any recommendations or issues that arise with respect to the qualifications, independence and performance of the Company’s independent auditors, the performance of the internal audit function, the quality and integrity of the Company’s financial statements and the effectiveness of internal control over financial reporting, and any other matters that the Committee deems appropriate or is requested to be included by the Board.

•	At least annually, evaluate its own performance and report to the Board on such evaluation.

•	Annually review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval.
Procedures
      The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chairperson of the Committee, in consultation with the other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this charter.
      The Committee shall meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function, and with the independent auditors.
      The Committee is authorized (without seeking Board approval) to address any matter brought to its attention with full access to funding and all books, records, facilities and personnel of the Company and is authorized to retain independent counsel or other advisors and may request any officer or employee of the Company or the Company’s independent auditors or outside counsel to meet with any members of, or advisors to, the Committee.
      The Committee may delegate its authority to subcommittees or the Chairperson of the Committee when it deems appropriate and in the best interests of the Company.

Appendix B
COMCAST CORPORATION
2002 RESTRICTED STOCK PLAN
(As Amended And Restated, Effective January 1, 2005)
   1. BACKGROUND AND PURPOSE
      (a)   Amendment and Restatement of Plan. COMCAST CORPORATION, a Pennsylvania corporation, hereby amends and restates the Comcast Corporation 2002 Restricted Stock Plan (the “Plan”), effective January 1, 2005. The purpose of the Plan is to promote the ability of Comcast Corporation to recruit and retain employees and enhance the growth and profitability of Comcast Corporation by providing the incentive of long-term awards for continued employment and the attainment of performance objectives.
      (b)   Purpose of the Amendment; Credits Affected. The Plan has been amended and restated, effective January 1, 2005 in order (i) to preserve the favorable tax treatment available to amounts deferred pursuant to the Plan before January 1, 2005 and the earnings credited in respect of such amounts (each a “Grandfathered Amount”) in light of the American Jobs Creation Act of 2004, IRS Notice 2005-1, and the regulations issued by the Department of the Treasury thereunder (collectively, the “AJCA”), and (ii) with respect to all other amounts eligible to be deferred under the Plan, to comply with the requirements of the AJCA. Except as provided in Paragraph 8(f)(iii) of the Plan, Grandfathered Amounts will continue to be subject to the terms and conditions of the Plan as in effect prior to the Amendment Date. All amounts eligible to be deferred under the Plan other than Grandfathered Amounts will be subject to the terms of this amendment and restatement of the Plan and the AJCA.
      (c)    Reservation of Right to Amend to Comply with AJCA. The Board and the Committee reserve the right to amend the Plan, either retroactively or prospectively, in whatever respect is required to achieve and maintain compliance with the requirements of the AJCA.
      (d)   Deferral Provisions of Plan Unfunded and Limited to Select Group of Management or Highly Compensated Employees. Deferral Eligible Grantees and Non-Employee Directors may elect to defer the receipt of Restricted Stock and Restricted Stock Units as provided in Article VIII. The deferral provisions of Article VIII and the other provisions of the Plan relating to the deferral of Restricted Stock and Restricted Stock Units are unfunded and maintained primarily for the purpose of providing a select group of management or highly compensated employees the opportunity to defer the receipt of compensation otherwise payable to such eligible employees in accordance with the terms of the Plan.
   2. DEFINITIONS
      (a)   “Acceleration Election” means a written election on a form provided by the Committee, pursuant to which a Deceased Grantee’s Successor-in-Interest or a Disabled Grantee elects to accelerate the distribution date of Shares issuable with respect to Restricted Stock and/or Restricted Stock Units.
      (b)   “Account” means unfunded bookkeeping accounts established pursuant to Paragraph 8(e) and maintained by the Committee in the names of the respective Grantees (i) to which Deferred Stock Units are deemed credited and (ii) to which an amount equal to the Fair Market Value of Deferred Stock Units with respect to which a Diversification Election has been made and interest thereon are deemed credited, reduced by distributions in accordance with the Plan.
      (c)    “Active Grantee” means each Grantee who is actively employed by a Participating Company.
      (d)   “Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
      (e)    “AJCA” means the American Jobs Creation Act of 2004, IRS Notice 2005-1 and announcements, notices, revenue rulings and regulations issued under the American Jobs Creation Act of 2004.
      (f)    “Annual Rate of Pay” means, as of any date, an employee’s annualized base pay rate. An employee’s Annual Rate of Pay shall not include sales commissions or other similar payments or awards.
      (g)   “Applicable Interest Rate” means:

(i)	Except as otherwise provided in Paragraph 2(g)(ii), the Applicable Interest Rate means the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to 8% per annum, compounded annually, or such other interest rate established by the Committee from time to time. The effective date of any reduction in the Applicable Interest Rate shall not precede the later of: (A) the 30th day following the date of the Committee’s action to establish a reduced rate; or (B) the lapse of 24 full calendar months from the date of the most recent adjustment of the Applicable Interest Rate by the Committee.

(ii)	Effective for the period extending from a Grantee’s employment termination date to the date the Grantee’s Account is distributed in full, the Committee, in its sole and absolute discretion, may designate the term “Applicable Interest Rate” for such Grantee’s Account to mean the lesser of: (A) the rate in effect under Paragraph 2(g)(i) or (B) the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to the Prime Rate plus one percent, compounded annually as of the last day of the calendar year. Notwithstanding the foregoing, the Committee may delegate its authority to determine the Applicable Interest Rate under this Paragraph 2(g)(ii) to an officer of the Company or committee of two or more officers of the Company.
      (h)   “AT&T Broadband Transaction” means the acquisition of AT&T Broadband Corp. (now known as Comcast Cable Communications Holdings, Inc.) by the Company.
      (i)    “Award” means an award of Restricted Stock or Restricted Stock Units granted under the Plan.
      (j)    “Board” means the Board of Directors of the Company.
      (k)   “Change of Control” means:

(i)	For all purposes of the plan other than article VIII, any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.

(ii)	For purposes of Article VIII, any transaction or series of transactions that constitutes:

(1)	a change in the ownership of the Company, within the meaning of Q&A 12 of IRS Notice 2005-1;

(2)	a change in effective control of the Company, within the meaning of Q&A 13 of IRS Notice 2005-1; or

(3)	a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Q&A 14 of IRS Notice 2005-1.

      (l)    “Code” means the Internal Revenue Code of 1986, as amended.
      (m)   “Comcast Plan” means any restricted stock, restricted stock unit, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including but not limited to this Plan, the Comcast Corporation 2003 Stock Option Plan, the Comcast Corporation 2002 Stock Option Plan, the Comcast Corporation 1996 Stock Option Plan, Comcast Corporation 1987 Stock Option Plan and the Comcast Corporation 2002 Deferred Stock Option Plan.
      (n)   “Committee” means the Compensation Committee of the Board.
      (o)   “Common Stock” means Class A Common Stock, par value $0.01, of the Company.
      (p)   “Company” means Comcast Corporation, a Pennsylvania corporation, as successor to Comcast Holdings Corporation (formerly known as Comcast Corporation), including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.
      (q)   “Company Stock Fund” means a hypothetical investment fund pursuant to which Deferred Stock Units are credited with respect to a portion of an Award subject to an Election, and thereafter until (i) the date of distribution or (ii) the effective date of a Diversification Election, to the extent a Diversification Election applies to such Deferred Stock Units, as applicable. The portion of a Grantee’s Account deemed invested in the Company Stock Fund shall be treated as if such portion of the Account were invested in hypothetical shares of Common Stock or Special Common Stock otherwise deliverable as Shares upon the Vesting Date associated with Restricted Stock or Restricted Stock Units, and all dividends and other distributions paid with respect to Common Stock or Special Common Stock were held uninvested in cash and credited with interest at the Applicable Interest Rate as of the next succeeding December 31 (to the extent the Account continues to be deemed credited in the form of Deferred Stock Units through such December 31).
      (r)    “Date of Grant” means the date on which an Award is granted.
      (s)    “Deceased Grantee” means:

(i)	A Grantee whose employment by a Participating Company is terminated by death; or

(ii)	A Grantee who dies following termination of employment by a Participating Company.
      (t)    “Deferral Eligible Employee” means:

(i)	An Eligible Employee whose Annual Rate of Pay is $200,000 or more as of both: (i) the date on which an Initial Election is filed with the Committee; and (ii) the first day of the calendar year in which such Initial Election filed.

(ii)	An Eligible Employee whose Annual Rate of Pay is $125,000 as of each of: (A) June 30, 2002; (B) the date on which an Initial Election is filed with the Committee; and (C) the first day of each calendar year beginning after December 31, 2002.

(iii)	Each New Key Employee.

(iv)	Each other employee of a Participating Company who is designated by the Committee, in its sole and absolute discretion, as a Deferral Eligible Employee.
      (u)   “Deferred Stock Units” means the number of hypothetical Shares subject to an Election.
      (v)    “Disability” means:

(i)	An individual’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(ii)	Circumstances under which, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, an individual is receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the individual’s employer.
      (w)   “Disabled Grantee” means:

(i)	A Grantee whose employment by a Participating Company is terminated by reason of Disability;

(ii)	The duly-appointed legal guardian of an individual described in Paragraph 2(w)(i) acting on behalf of such individual.
      (x)   “Diversification Election” means a Grantee’s election to have a portion of the Grantee’s Account credited in the form of Deferred Stock Units and attributable to any grant of Restricted Stock or Restricted Stock Units deemed liquidated and credited thereafter under the Income Fund, as provided in Paragraph 8(g).
      (y)   “Election” means, as applicable, an Initial Election, a Subsequent Election, or an Acceleration Election.
      (z)    “Eligible Employee” means an employee of a Participating Company, as determined by the Committee.
      (aa)  “Fair Market Value” means:

(i)	If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date.

(ii)	If Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date.

(iii)	If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Committee in good faith.
      (bb)  “Grandfathered Amount” means Deferred Stock Units described in Paragraph 1(b).
      (cc)  “Grantee” means an Eligible Employee or Non-Employee Director who is granted an Award.
      (dd)  “Hardship” means a Grantee’s severe financial hardship due to an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Grantee, or, a sudden and unexpected illness or accident of a dependent (as defined by section 152(a) of the Code) of the Grantee, or loss of the Grantee’s property due to casualty, or other similar and extraordinary unforeseeable circumstances arising as a result of events beyond the control of the Grantee. A need to send the Grantee’s child to college or a desire to purchase a home is not an unforeseeable emergency. No Hardship shall be deemed to exist to the extent that the financial hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by borrowing from commercial sources on reasonable commercial terms to the extent that this borrowing would not itself cause a severe financial hardship, (c) by cessation of deferrals under the Plan, or (d) by liquidation of the Grantee’s other assets (including assets of the Grantee’s spouse and minor children that are reasonably available to the Grantee) to the extent that this liquidation would not itself cause severe financial hardship. For the purposes of the preceding sentence, the Grantee’s resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Grantee; however, property held for the Grantee’s child under an irrevocable trust or under a Uniform Gifts to Minors Act custodianship or Uniform Transfers to

Minors Act custodianship shall not be treated as a resource of the Grantee. The Committee shall determine whether the circumstances of the Grantee constitute an unforeseeable emergency and thus a Hardship within the meaning of this Paragraph 2(dd). Following a uniform procedure, the Committee’s determination shall consider any facts or conditions deemed necessary or advisable by the Committee, and the Grantee shall be required to submit any evidence of the Grantee’s circumstances that the Committee requires. The determination as to whether the Grantee’s circumstances are a case of Hardship shall be based on the facts of each case; provided however, that all determinations as to Hardship shall be uniformly and consistently made according to the provisions of this Paragraph 2(dd) for all Grantees in similar circumstances.
      (ee)  “Income Fund” means a hypothetical investment fund pursuant to which an amount equal to the Fair Market Value of Deferred Stock Units subject to a Diversification Election is credited as of the effective date of such Diversification Election and as to which interest is credited thereafter until the date of distribution at the Applicable Interest Rate.
      (ff)   “Initial Election” means a written election on a form provided by the Committee, pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(a), to defer the distribution date of Shares issuable with respect to Restricted Stock or Restricted Stock Units; and (ii) designates the distribution date of such Shares.
      (gg)  “New Key Employee” means each employee of a Participating Company who: (i) becomes an employee of a Participating Company and has an Annual Rate of Pay of $200,000 or more as of his employment commencement date; or (ii) has an Annual Rate of Pay that is increased to $200,000 or more and who, immediately preceding such increase, was not a Deferral Eligible Employee.
      (hh)  “Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of the Company, including an individual who is a member of the Board and who previously was an employee of the Company.
      (ii)   “Normal Retirement” means a Grantee’s termination of employment that is treated by the Participating Company as a retirement under its employment policies and practices as in effect from time to time.
      (jj)   “Other Available Shares” means, as of any date, the sum of:

(i)	The total number of Shares owned by a Grantee that were not acquired by such Grantee pursuant to a Comcast Plan or otherwise in connection with the performance of services to the Company or an Affiliate; plus

(ii)	The excess, if any of:

(1)	The total number of Shares owned by a Grantee other than the Shares described in Paragraph 2(jj)(i); over

(2)	The sum of:

(A)	The number of such Shares owned by such Grantee for less than six months; plus

(B)	The number of such Shares owned by such Grantee that has, within the preceding six months, been the subject of a withholding certification pursuant to Paragraph 9(c)(ii) or any similar withholding certification under any other Comcast Plan; plus

(C)	The number of such Shares owned by such Grantee that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, or as to which ownership was attested to as payment, in full or in part, of the exercise price for an option to purchase any securities of the Company or an Affiliate of the Company, under any Comcast

Plan, but only to the extent of the number of Shares surrendered or attested to; plus

(D)	The number of such Shares owned by such Grantee as to which evidence of ownership has, within the preceding six months, been provided to the Company in connection with the crediting of “Deferred Stock Units” to such Grantee’s Account under the Comcast Corporation 2002 Deferred Stock Option Plan (as in effect from time to time).
For purposes of this Paragraph 2(jj), a Share that is subject to an Election pursuant to Paragraph 8 or a deferral election pursuant to another Comcast Plan shall not be treated as owned by a Grantee until all conditions to the delivery of such Share have lapsed. The number of Other Available Shares shall be determined separately for Common Stock and Special Common Stock. For purposes of determining the number of Other Available Shares, the term “Shares” shall also include the securities held by a Grantee immediately before the consummation of the AT&T Broadband Transaction that became Shares as a result of the AT&T Broadband Transaction.
      (kk)  “Participating Company” means the Company and each of the Subsidiary Companies.
      (ll)   “Performance-Based Compensation” means “performance-based compensation” within the meaning of Q&A 22 of IRS Notice 2005-1, or such other guidance as may be issued by the Department of the Treasury under section 409A of the Code.
      (mm) “Performance Period” means a period of at least 12 months during which a Grantee may earn Performance-Based Compensation.
      (nn)  “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.
      (oo)  “Plan” means the Comcast Corporation 2002 Restricted Stock Plan, as set forth herein, and as amended from time to time.
      (pp)  “Prime Rate” means, for any calendar year, the interest rate that, when compounded daily pursuant to rules established by the Committee from time to time, is mathematically equivalent to the prime rate of interest (compounded annually) as published in the Eastern Edition of The Wall Street Journal on the last business day preceding the first day of such calendar year, and as adjusted as of the last business day preceding the first day of each calendar year beginning thereafter.
      (qq)  “Restricted Stock” means Shares subject to restrictions as set forth in an Award.
      (rr)   “Restricted Stock Unit” means a unit that entitles the Grantee, upon the Vesting Date set forth in an Award, to receive one Share.
      (ss)   “Retired Grantee” means a Grantee who has terminated employment pursuant to a Normal Retirement.
      (tt)   “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as in effect from time to time.
      (uu)  “Share” or “Shares” means:

(i)	except as provided in Paragraph 2(uu)(ii), a share or shares of Common Stock.

(ii)	with respect to Awards granted before the consummation of the AT&T Broadband Transaction as to which a Vesting Date has not occurred, and for purposes of Paragraphs 2(jj) and 9(c), the term “Share” or “Shares” also means a share or shares of Special Common Stock.
      (vv)  “Special Common Stock” means Class A Special Common Stock, par value $0.01, of the Company.

      (ww) “Special Diversification Election” means, with respect to each separate grant of Restricted Stock or Restricted Stock Units, a Diversification Election by a Grantee to have more than 40 percent of the Deferred Stock Units credited to such Grantee’s Account in the Company Stock Fund liquidated and credited thereafter under the Income Fund, as provided in Paragraph 8(g)(i), if (and to the extent that) it is approved by the Committee in accordance with Paragraph 8(g)(ii).
      (xx)  “Subsequent Election” means a written election on a form provided by the Committee, filed with the Committee in accordance with Paragraph 8(d), pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(d), to further defer the distribution date of Shares issuable with respect to Restricted Stock or Restricted Stock Units; and (ii) designates the distribution date of such Shares.
      (yy)  “Subsidiary Companies” means all business entities that, at the time in question, are subsidiaries of the Company, within the meaning of section 424(f) of the Code.
      (zz)  “Successor-in-Interest” means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.
      (aaa) “Terminating Event” means any of the following events:

(i)	the liquidation of the Company; or

(ii)	a Change of Control.
      (bbb) “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.
      (ccc) “Vesting Date” means, as applicable: (i) the date on which the restrictions imposed on a Share of Restricted Stock lapse or (ii) the date on which the Grantee vests in a Restricted Stock Unit.
      (ddd) “1933 Act” means the Securities Act of 1933, as amended.
      (eee) “1934 Act” means the Securities Exchange Act of 1934, as amended.
   3. RIGHTS TO BE GRANTED
      Rights that may be granted under the Plan are:
      (a)   Rights to Restricted Stock which gives the Grantee ownership rights in the Shares subject to the Award, subject to a substantial risk of forfeiture, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8; and
      (b)   Rights to Restricted Stock Units which give the Grantee the right to receive Shares upon a Vesting Date, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8. The maximum number of Shares subject to Awards that may be granted to any single individual in any calendar year, adjusted as provided in Paragraph 10, shall be one million Shares.
   4. SHARES SUBJECT TO THE PLAN
      (a)   Not more than 15 million Shares in the aggregate may be issued under the Plan pursuant to the grant of Awards, subject to adjustment in accordance with Paragraph 10. The Shares issued under the Plan may, at the Company’s option, be either Shares held in treasury or Shares originally issued for such purpose.
      (b)   If Restricted Stock or Restricted Stock Units are forfeited pursuant to the term of an Award, other Awards with respect to such Shares may be granted.
   5. ADMINISTRATION OF THE PLAN
      (a)   Administration. The Plan shall be administered by the Committee, provided that with respect to Awards to Non-Employee Directors, the rules of this Section 5 shall apply so that all references in this

Section 5 to the Committee shall be treated as references to either the Board or the Committee acting alone.
      (b)   Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to:

(i)	select those Employees and Non-Employee Directors to whom Awards shall be granted under the Plan, to determine the number of Shares and/or Restricted Stock Units, as applicable, to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award, including the restrictions applicable to such Shares and the conditions upon which a Vesting Date shall occur; and

(ii)	interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.
The determination of the Committee in all matters as stated above shall be conclusive.
      (c)    Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.
      (d)   Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.
      (e)    Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Articles of Incorporation and By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.
      (f)    Delegation of Authority. The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan to grant Restricted Stock and/or Restricted Stock Units to any Grantee other than a Grantee who, at the time of the grant:

(i)	has a base salary of $500,000 or more;

(ii)	holds a position with Comcast Corporation of Senior Vice President or a position of higher rank than Senior Vice President; or

(iii)	is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act.
      (g)   Termination of Delegation of Authority. Any delegation of authority described in Paragraph 5(f) shall continue in effect until the earliest of:

(i)	such time as the Committee shall, in its discretion, revoke such delegation of authority;

(ii)	the delegate shall cease to be an employee of the Company for any reason; or

(iii)	the delegate shall notify the Committee that he declines to continue exercise such authority.

   6. ELIGIBILITY
      Awards may be granted only to Eligible Employees and, subject to the approval of the shareholders of the Company at the Annual Meeting of Shareholders of the Company to be held in 2005, Non-Employee Directors.
   7. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
      The Committee may grant Awards in accordance with the Plan, provided that the Board or the Committee may grant Awards to Non-Employee Directors authorized by the Comcast Corporation 2002 Non-Employee Director Compensation Plan, or otherwise. With respect to Awards to Non-Employee Directors, the rules of this Section 7 shall apply so that either the Board or the Committee acting alone shall have all of the authority otherwise reserved in this Section 7 to the Committee.
      The terms and conditions of Awards shall be set forth in writing as determined from time to time by the Committee, consistent, however, with the following:
      (a)   Time of Grant. All Awards shall be granted within ten (10) years from the date of adoption of the Plan by the Board.
      (b)   Terms of Awards. The provisions of Awards need not be the same with respect to each Grantee. No cash or other consideration shall be required to be paid by the Grantee in exchange for an Award.
      (c)    Awards and Agreements. Each Grantee shall be provided with an agreement specifying the terms of an Award. In addition, a certificate shall be issued to each Grantee in respect of Restricted Shares subject to an Award. Such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed.
      (d)   Restrictions. Subject to the provisions of the Plan and the Award, the Committee may establish a period commencing with the Date of Grant during which the Grantee shall not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under the Plan.
      (e)    Vesting/ Lapse of Restrictions. Subject to the provisions of the Plan and the Award, a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions as the Committee may determine and as are set forth in the Award; provided, however, that except as otherwise provided by the Committee, a Vesting Date shall occur only if the Grantee is an employee of a Participating Company as of such Vesting Date, and has been an employee of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Grantee’s Restricted Stock or Restricted Stock Units. All references to Shares in Awards granted before the consummation of the AT&T Broadband Transaction as to which a Vesting Date has not occurred shall be deemed to be references to Special Common Stock.
      (f)    Rights of the Grantee. Grantees may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares. A Grantee whose Award consists of Restricted Stock Units shall not have the right to vote or to receive dividend equivalents with respect to such Restricted Stock Units.
      (g)   Termination of Grantee’s Employment. A transfer of an Eligible Employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. In the event that a Grantee terminates employment with all Participating Companies, all Restricted Shares and/or Restricted Stock Units as to which a Vesting Date has not occurred shall be forfeited by the Grantee and deemed canceled by the Company.

      (h)   Delivery of Shares. Except as otherwise provided by Paragraph 8, when a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Grantee that a Vesting Date has occurred, and shall deliver to the Grantee (or the Grantee’s Successor-in-Interest) a certificate for the number of Shares as to which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)). The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.
   8. DEFERRAL ELECTIONS
      A Grantee may elect to defer the receipt of Shares that would otherwise be issuable with respect to Restricted Stock or Restricted Stock Units as to which a Vesting Date has occurred, as provided by the Committee in the Award, consistent, however, with the following:
      (a)   Initial Election.

(i)	Election. Each Grantee who is a Non-Employee Director or a Deferral Eligible Employee shall have the right to defer the receipt of some or all of the Shares issuable with respect to Restricted Stock or Restricted Stock Units as to which a Vesting Date has not yet occurred, by filing an Initial Election to defer the receipt of such Shares on a form provided by the Committee for this purpose.

(ii)	Deadline for Initial Election. No Initial Election to defer the receipt of Shares issuable with respect to Restricted Stock or Restricted Stock Units that are not Performance-Based Compensation shall be effective unless it is filed with the Committee on or before the 30th day following the Date of Grant provided that pursuant to Q-A 21 of IRS Notice 2005-1, to the extent provided by the Committee or its delegate, a Grantee may, on or before March 15, 2005, make an Initial Election with respect to Restricted Stock or Restricted Stock Units that were granted before January 1, 2005 and were not vested on December 31, 2004, and with respect to Restricted Stock or Restricted Stock Units that may be granted after December 31, 2004, provided further that the Restricted Stock or Restricted Stock Units to which the Initial Election relates have not been vested at the time the Initial Election is filed. No Initial Election to defer the receipt of Shares issuable with respect to Restricted Stock or Restricted Stock Units that are Performance-Based Compensation shall be effective unless it is filed with the Administrator at least six months before the end of the Performance Period during which such Performance-Based Compensation may be earned.

(iii)	Special Transition Rule. Pursuant to Q-A 20 of IRS Notice 2005-1, to the extent provided by the Committee or its delegate, a Grantee may, on or before December 31, 2005, terminate the deferral of Restricted Stock or Restricted Stock Units pursuant to an Initial Election or cancel an Initial Election with regard to amounts deferred under the Plan, provided that if a Grantee terminates the deferral of Compensation pursuant to an Initial Election under this Paragraph 8(a)(iii), the Company shall pay the Grantee the Compensation that would have been deferred if the deferral of Compensation had not been terminated, and provided further that if a Grantee cancels an Initial Election with regard to amounts deferred under the Plan, the Company shall pay the Grantee the amount deferred pursuant to such Initial Election through the cancellation date, plus income, gains and losses credited with respect thereto as provided in this Article VIII.
      (b)   Effect of Failure of Vesting Date to Occur. An Election shall be null and void if a Vesting Date with respect to the Restricted Stock or Restricted Stock Units does not occur before the distribution date for Shares issuable with respect to such Restricted Stock or Restricted Stock Units identified in such Election.

      (c)    Deferral Period. Except as otherwise provided in Paragraph 8(d), all Shares issuable with respect to Restricted Stock or Restricted Stock Units that are subject to an Election shall be delivered to the Grantee (or the Grantee’s Successor-in-Interest) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)), on the distribution date for such Shares designated by the Grantee on the most recently filed Election. Subject to acceleration or deferral pursuant to Paragraph 8(d) or Paragraph 11, no distribution may be made earlier than January 2nd of the third calendar year beginning after the Vesting Date, nor later than January 2nd of the eleventh calendar year beginning after the Vesting Date. The distribution date may vary with each separate Election.
      (d)   Additional Elections. Notwithstanding anything in this Paragraph 8(d) to the contrary, no Subsequent Election shall be effective until 12 months after the date on which such Subsequent Election is made.

(i)	Each Active Grantee who has previously made an Initial Election to receive a distribution of part or all of his or her Account, or who, pursuant to this Paragraph 8(d)(i) has made a Subsequent Election to defer the distribution date for Shares issuable with respect to Restricted Stock or Restricted Stock Units for an additional period from the originally-elected distribution date, may elect to defer the distribution date for a minimum of five and a maximum of ten additional years from the previously-elected distribution date, by filing a Subsequent Election with the Committee on or before the close of business at least one year before the date on which the distribution would otherwise be made.

(ii)	A Deceased Grantee’s Successor-in-Interest may elect to: (A) file a Subsequent Election to defer the distribution date for the Deceased Grantee’s Shares issuable with respect to Restricted Stock or Restricted Stock Units for a minimum of five additional years from the date payment would otherwise be made; or (B) file an Acceleration Election to accelerate the distribution date for the Deceased Grantee’s Shares issuable with respect to Restricted Stock or Restricted Stock Units from the date payment would otherwise be made to a date that is as soon as practicable following the Deceased Grantee’s death. A Subsequent Election must be filed with the Committee at least one year before the date on which the distribution would otherwise be made, as reflected on the Deceased Grantee’s last Election. An Acceleration Election pursuant to this Paragraph 8(d)(ii) must be filed with the Committee as soon as practicable following the Deceased Grantee’s death, as determined by the Committee.

(iii)	A Disabled Grantee may elect to accelerate the distribution date of the Disabled Grantee’s Shares issuable with respect to Restricted Stock or Restricted Stock Units from the date payment would otherwise be made to a date that is as soon as practicable following the date the Disabled Grantee became disabled. An Acceleration Election pursuant to this Paragraph 8(d)(iii) must be filed with the Committee as soon as practicable following the Deceased Grantee’s death, as determined by the Committee.

(iv)	A Retired Grantee may elect to defer the distribution date of the Retired Grantee’s Shares issuable with respect to Restricted Stock or Restricted Stock Units for a minimum of five additional years from the date payment would otherwise be made (provided that if a Subsequent Election is made pursuant to this Paragraph 8(d)(iv), the Retired Grantee’s Account shall be distributed in full on or before the later of the fifth anniversary of the Retired Grantee’s Normal Retirement or the fifth anniversary of the date that payment would otherwise have been made. A Subsequent Election must be filed with the Committee at least one year before the date on which the distribution would otherwise be made, as reflected on the Retired Grantee’s last Election.

(v)	Discretion to Provide for Distribution in Full Upon or Following a Change of Control. To the extent permitted by IRS Notice 2005-1, in connection with a Change of Control, and for the 12-month period following a Change of Control, the Committee may exercise its discretion to terminate the deferral provisions of the Plan and, notwithstanding any other provision of the Plan or the terms of any Initial Election or Subsequent Election, distribute the Account of each Grantee in full and thereby effect the revocation of any outstanding Initial Elections or Subsequent Elections.

(vi)	Hardship. Notwithstanding the terms of an Initial Election or Subsequent Election, if, at the Grantee’s request, the Committee determines that the Grantee has incurred a Hardship, the Committee may, in its discretion, authorize the immediate distribution of all or any portion of the Grantee’s Account.

(vii)	Other Acceleration Events. To the extent permitted by Q-A 15 of IRS Notice 2005-1, notwithstanding the terms of an Initial Election or Subsequent Election, distribution of all or part of a Grantee’s Account may be made:

(1)	To the extent necessary to fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code).

(2)	To the extent necessary to comply with a certificate of divestiture (as defined in section 1043(b)(2) of the Code).

(3)	To pay the Federal Insurance Contribution Act (“FICA”) tax imposed under sections 3101 and 3121(v)(2) of the Code on compensation deferred under the Plan (the “FICA Amount”) plus the income tax at source on wages imposed under section 3401 of the Code with respect to the FICA Amount, and to pay the additional income tax at source on wages attributable to the pyramiding section 3401 wages and taxes, provided that the total amount distributable under this Paragraph 8(d)(vii)(3) shall not exceed the sum of the FICA Amount and the income tax withholding related to such FICA Amount.
      (e)    Book Accounts. An Account shall be established for each Grantee who makes an Election. Deferred Stock Units shall be credited to the Account as of the date an Election becomes effective. Each Deferred Stock Unit will represent, as applicable, either a hypothetical share of Common Stock or a hypothetical share of Special Common Stock credited to the Account in lieu of delivery of the Shares to which the Election applies. To the extent an Account is deemed invested in the Income Fund, the Committee shall credit earnings with respect to such Account at the Applicable Interest Rate, as further provided in Paragraph 8(g).
      (f)    Plan-to-Plan Transfers. The Administrator may delegate its authority to arrange for plan-to-plan transfers as described in this Paragraph 8(f) to an officer of the Company or committee of two or more officers of the Company.

(i)	The Administrator may, with a Grantee’s consent, make such arrangements as it may deem appropriate to transfer the Company’s obligation to pay benefits with respect to such Grantee which have not become payable under this Plan, to another employer, whether through a deferred compensation plan, program or arrangement sponsored by such other employer or otherwise, or to another deferred compensation plan, program or arrangement sponsored by the Company or an Affiliate. Following the completion of such transfer, with respect to the benefit transferred, the Grantee shall have no further right to payment under this Plan.

(ii)	The Administrator may, with a Grantee’s consent, make such arrangements as it may deem appropriate to assume another employer’s obligation to pay benefits with respect to such Grantee which have not become payable under the deferred compensation plan, program or arrangement under which such future right to payment arose, to the Plan, or to assume a future payment obligation of the Company or an Affiliate under another plan, program or arrangement sponsored by the Company or an Affiliate. Upon the completion of the Plan’s assumption of such payment obligation, the Administrator shall establish an Account for such Grantee, and the Account shall be subject to the rules of this Plan, as in effect from time to time.

(iii)	Pursuant to Q-A 19(c) of IRS Notice 2005-1, to the extent provided by the Committee or its delegate, a Grantee may, on or before December 31, 2005, with respect to all or any portion of his or her Grandfathered Amount under the Plan as in effect on December 31, 2004, make new payment elections as to the form and timing of payment of such amounts as may be permitted under this Plan, provided that following the completion of such new payment election, such amounts shall not be treated as a Grandfathered Amount, but instead shall be treated as a non-Grandfathered Amount, subject to the rules of this Plan.

      (g)   Crediting of Income, Gains and Losses on Accounts. Except as otherwise provided in Paragraph 8(h), the value of a Grantee’s Account as of any date shall be determined as if it were invested in the Company Stock Fund.
      (h)   Diversification Elections.

(i)	In General. A Diversification Election shall be available: (A) at any time that a Registration Statement filed under the 1933 Act (a “Registration Statement”) is effective with respect to the Plan; and (B) with respect to a Special Diversification Election, if and to the extent that the opportunity to make such a Special Diversification Election has been approved by the Committee. No approval is required for a Diversification Election other than a Special Diversification Election.

(ii)	Committee Approval of Special Diversification Elections. The opportunity to make a Special Diversification Election and the extent to which a Special Diversification Election applies to Deferred Stock Units credited to the Company Stock Fund may be approved or rejected by the Committee in its sole discretion. A Special Diversification Election shall only be effective if (and to the extent) approved by the Committee.

(iii)	Timing and Manner of Making Diversification Elections. Each Grantee and, in the case of a Deceased Grantee, the Successor-in-Interest, may make a Diversification Election to convert up to 40 percent (or in the case of a Special Diversification Election, up to the approved percentage) of Deferred Stock Units attributable to each grant of Restricted Stock or Restricted Stock Units credited to the Company Stock Fund to the Income Fund. No deemed transfers shall be permitted from the Income Fund to the Company Stock Fund. Diversification Elections under this Paragraph 8(h)(iii) shall be prospectively effective on the later of: (A) the date designated by the Grantee on a Diversification Election filed with the Committee; or (B) the business day next following the lapse of six months from the date Deferred Stock Units subject to the Diversification Election are credited to the Grantee’s Account. In no event may a Diversification Election be effective earlier than the business day next following the lapse of six (6) months from the date Deferred Stock Units are credited to the Account following the lapse of restrictions with respect to an Award.

(iv)	Timing of Credits. Account balances subject to a Diversification Election under this Paragraph 8(h) shall be deemed transferred from the Company Stock Fund to the Income Fund immediately following the effective date of such Diversification Election. The value of amounts deemed invested in the Income Fund immediately following the effective date of a Diversification Election shall be based on hypothetical sales of Common Stock or Special Common Stock, as applicable, underlying the liquidated Deferred Stock Units at Fair Market Value as of the effective date of a Diversification Election.

      (i)    Effect of Distributions within Five Years of Effective Date of Diversification Election. If, pursuant to Paragraphs 8(a) through 8(d), Shares distributable with respect to Deferred Stock Units credited to the Company Stock Fund that are attributable to an Award as to which a Diversification Election was made are distributed on or before the fifth anniversary of the effective date of such Diversification Election (and, in the case of a Grantee who is a Successor-in-Interest, whether or not such Diversification Election was made by a Grantee’s predecessor-in-interest), then, except as may otherwise be provided by the Committee in its sole and absolute discretion, the following percentage of the Grantee’s Account credited to the Income Fund and attributable to such Diversification Election shall be distributed simultaneously with such Shares, without regard to any election to the contrary:

Distributable Percentage of Corresponding
Time that Shares are Distributable	Income Fund Amount

On or before the third anniversary of a Diversification Election	60%

After the third anniversary of a Diversification Election and on or before the fourth anniversary of a Diversification Election	40%

After the fourth anniversary of a Diversification Election and on or before the fifth anniversary of a Diversification Election	20%

After the fifth anniversary of a Diversification Election	0%

      (j)    Grantees’ Status as General Creditors. A Grantee’s right to delivery of Shares subject to an Election under this Paragraph 8, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall at all times represent the general obligation of the Company. The Grantee shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to such obligation. Nothing contained in the Plan or an Award shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained in the Plan or an Award shall be construed to eliminate any priority or preferred position of a Grantee in a bankruptcy matter with respect to claims for wages.
      (k)   Non-Assignability, Etc. The right of a Grantee to receive Shares subject to an Election under this Paragraph 8, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall not be subject in any manner to attachment or other legal process for the debts of such Grantee; and no right to receive Shares or cash payments hereunder shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.
   9. SECURITIES LAWS; TAXES
      (a)   Securities Laws. The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3. Such conditions may include the delivery by the Grantee of an investment representation to the Company in connection with a Vesting Date occurring with respect to Shares subject to an Award, or the execution of an agreement by the Grantee to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.
      (b)   Taxes. Subject to the rules of Paragraph 9(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or the occurrence of a Vesting Date with respect to any Award. The Company shall not be required to deliver Shares pursuant to any Award until it has been indemnified to its satisfaction for any such tax, charge or assessment.

      (c)    Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.

(i)	In connection with the grant of any Award or the occurrence of a Vesting Date under any Award, the Company shall have the right to (A) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Shares subject to such Award, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.

(ii)	Except as otherwise provided in this Paragraph 9(c)(ii), any tax liabilities incurred in connection with grant of any Award or the occurrence of a Vesting Date under any Award under the Plan shall be satisfied by the Company’s withholding a portion of the Shares subject to such Award having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Grantee. Notwithstanding the foregoing, the Committee may permit a Grantee to elect one or both of the following: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value to be withheld by the Company in payment of withholding taxes in excess of such minimum amount; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant or Vesting Date. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Grantee. Any election pursuant to this Paragraph 9(c)(ii) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 9(c)(ii) may be made only by a Grantee or, in the event of the Grantee’s death, by the Grantee’s legal representative. No Shares withheld pursuant to this Paragraph 9(c)(ii) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 9(c)(ii) as it deems appropriate.
   10. CHANGES IN CAPITALIZATION
      The aggregate number of Shares and class of Shares as to which Awards may be granted and the number of Shares covered by each outstanding Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares and/or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares and/or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Paragraph 10 and any such determination by the Committee shall be final, binding and conclusive.
   11. TERMINATING EVENTS
      The Committee shall give Grantees at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any conditions to the occurrence of a Vesting Date with respect to an Award of Restricted Stock or Restricted Stock Units (other than Restricted Stock or Restricted

Stock Units that have previously been forfeited) shall be eliminated, in full or in part. Further, the Committee may, in its discretion, provide in such notice that notwithstanding any other provision of the Plan or the terms of any Election made pursuant to Paragraph 8, upon the consummation of a Terminating Event, Shares issuable with respect to Restricted Stock or Restricted Stock Units subject to an Election made pursuant to Paragraph 8 shall be transferred to the Grantee, and all amounts credited to the Income Fund shall be paid to the Grantee.
   12. CLAIMS PROCEDURE
      If an individual (hereinafter referred to as the “Applicant,” which reference shall include the legal representative, if any, of the individual) does not receive timely payment of benefits to which the Applicant believes he is entitled under Paragraph 8 of the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.
      An Applicant may file a claim for benefits with the Committee on a form supplied by the Committee. If the Committee wholly or partially denies a claim, the Committee shall provide the Applicant with a written notice stating:
      (a)   The specific reason or reasons for the denial;
      (b)   Specific reference to pertinent Plan provisions on which the denial is based;
      (c)    A description of any additional material or information necessary for Applicant to perfect the claim and an explanation of why such material or information is necessary; and
      (d)   Appropriate information as to the steps to be taken in order to submit a claim for review.
Written notice of a denial of a claim shall be provided within 90 days of the receipt of the claim, provided that if special circumstances require an extension of time for processing the claim, the Committee may notify the Applicant in writing that an additional period of up to 90 days will be required to process the claim.
      If the Applicant’s claim is denied, the Applicant shall have 60 days from the date of receipt of written notice of the denial of the claim to request a review of the denial of the claim by the Committee. Request for review of the denial of a claim must be submitted in writing. The Applicant shall have the right to review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall provide a written decision within 60 days of its receipt of the Applicant’s request for review, provided that if special circumstances require an extension of time for processing the review of the Applicant’s claim, the Committee may notify the Applicant in writing that an additional period of up to 60 days shall be required to process the Applicant’s request for review.
      It is intended that the claims procedures of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR § 2560.503-1.
      Claims for benefits under the Plan must be filed with the Committee at the following address:

Comcast Corporation 1500 Market Street Philadelphia, PA 19102 Attention: General Counsel
   13. AMENDMENT AND TERMINATION
      The Plan may be terminated by the Board at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be affected by any such termination or amendment without the written consent of the Grantee.

   14. EFFECTIVE DATE
      The effective date of this amendment and restatement of the Plan is January 1, 2005.
   15. GOVERNING LAW
      The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Pennsylvania law.
      Executed on the 16th day of February, 2005.

COMCAST CORPORATION

By:	/s/ David L. Cohen

Attest:	/s/ Arthur R. Block

CO-PS-2005

P.O. Box 8694
Edison, NJ 08818-8694

Notice of
2005 Annual Meeting
Wednesday, June 1, 2005, 9:00 a.m.
Wachovia Complex
3601 South Broad Street
Philadelphia, PA 19148

ADMISSION TICKET

Please present this ticket for admittance of shareholder(s) named below, together with one guest.

Your vote is important. Please vote immediately.
Votes submitted by the Internet or telephone must be received by 5:00 p.m. Eastern Time on May 31, 2005.

Vote-by-Internet

1.	Log on to the Internet and go to http://www.eproxyvote.com/cmcsa

2.	Follow the easy steps outlined on the secured website.

OR

Vote-by-Telephone

1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683).

2.	Follow the easy recorded instructions.

Vote-by-Mail	If you vote by Internet or telephone, please do not mail your proxy card. If you vote by mail, mail your proxy card using the enclosed envelope.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☑	Please mark votes as in this example.	CMC

The Board of Directors recommends a vote “FOR” all director nominees and “FOR” Proposals 2 and 3.

The Board of Directors recommends a vote “AGAINST” shareholder Proposals 4 through 7.

1.	Election of Directors.						FOR	AGAINST	ABSTAIN
	Nominees:	(01) S. Decker Anstrom (02) Kenneth J. Bacon	(05) Julian A. Brodsky (06) Joseph L. Castle, II	(09) Brian L. Roberts (10) Ralph J. Roberts	2.	Independent auditors.	☐	☐	☐
		(03) Sheldon M. Bonovitz (04) Edward D. Breen	(07) Joseph J. Collins (08) J. Michael Cook	(11) Dr. Judith Rodin (12) Michael I. Sovern	3.	2002 Restricted Stock Plan.	☐	☐	☐

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except for numbers as written above

		FOR	AGAINST	ABSTAIN

4.	Disclose political contributions.	☐	☐	☐

5.	Require that the Chairman of the Board not have managerial responsibilities.	☐	☐	☐

6.	Eliminate shareholder rights plan unless shareholder approval is received.	☐	☐	☐

7.	Adopt a recapitalization plan.	☐	☐	☐

☐	I consent to access future proxy statements and annual reports electronically. (see page 48 of the proxy statement)

☐	Please discontinue annual report mailing for my account. (continue to send me my proxy card and proxy statement)

☐	I/We plan to attend the annual meeting of shareholders at the Wachovia Complex in Philadelphia, PA, on June 1, 2005.

Signature:	Date:	Signature:	Date:
Please sign as name(s) appears hereon. Give full title if you are signing for a corporation, partnership or other entity, or as attorney, administrator, executor, guardian, trustee or in any other representative capacity.

Annual Meeting Agenda

8:00 a.m.	Doors Open to Meeting Room

9:00 a.m.	Welcome and Introduction; Matters for Shareholder Vote

DIRECTIONS

From New Jersey via the Walt Whitman Bridge — Follow the signs for Broad Street. At the end of the Broad Street ramp, turn left and follow the signs to the Sports Complex. The Wachovia Complex will be on your left.

From Interstate 76/Schuylkill Expressway — Traveling East, follow the signs for South Jersey, Walt Whitman Bridge and Sports Complex. Take the Broad Street exit. At the bottom of the exit ramp, make a right onto Broad Street. The Wachovia Complex will be on your left.

From Interstate 476/Blue Route — Take I-476 South to the end. Follow signs for I-95 North, Philadelphia. Take I-95 North to Broad Street exit. The Wachovia Complex will be on your right.

From Interstate 95 — From I-95 Northbound or Southbound, take the Broad Street exit. The Wachovia Complex will be on your right.

Public Transportation — SEPTA (Southeastern Pennsylvania Transportation Authority). Take the Broad Street (Orange) line South to the Pattison Ave. stop (last stop). When you exit the subway, the Wachovia Complex will be immediately to the south and east.

Parking Information — There is ample free parking available in the Wachovia Complex. Shareholders should use the main entrance to the Wachovia Complex which is located on Broad Street at 3601 South Broad Street. The gate attendant will direct you to the parking area and building.

P
R
O
X
Y

COMCAST CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON June 1, 2005

I hereby appoint David L. Cohen and Arthur R. Block, and each of them acting individually, as proxies, with the powers I would possess if personally present, and with full power of substitution, to vote all my shares in Comcast Corporation at the annual meeting of shareholders to be held at the Wachovia Complex, 3601 South Broad Street, Philadelphia, PA 19148 at 9:00 a.m. Eastern Time on June 1, 2005, and at any adjournment or postponement thereof, upon all matters that may properly come before the meeting, including the matters described in the proxy statement, and in accordance with my instructions on the reverse side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his discretion. I hereby revoke all previous proxies given to vote at the annual meeting or any adjournment or postponement thereof.

I acknowledge receipt of this notice of annual meeting of shareholders, proxy statement and 2004 annual report of Comcast Corporation.

The shares represented by this proxy card will be voted in accordance with your instructions if the card is signed and returned. If your card is signed and returned without instructions, except as otherwise required by the plan noted below, your shares will be voted in favor of all the director nominees, in favor of Proposals 2 and 3 and against Proposals 4, 5, 6 and 7. Voting by Internet, telephone or mail, votes all your shares, under the same registration held in any one or more of the following manners: as a shareholder of record and in the Comcast Corporation Retirement-Investment Plan. If you do not vote by Internet or telephone, or mail a proxy card or attend the annual meeting and vote by ballot, your shares will not be voted, except that if you hold shares in the Comcast Corporation Retirement-Investment Plan and do not return your proxy card or do not specify how to vote your shares on your proxy card, the plan trustee will vote your shares in the same proportion on each matter as it votes shares held in this plan for which voting directions were received. If you are voting with this proxy card, please mark your choices and sign the other side of the proxy card and return it promptly to Comcast Corporation c/o EquiServe Trust Company, N.A., P.O. Box 8694, Edison, NJ 08818-8694.

IMPORTANT NOTICE: All annual meeting attendees may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the annual meeting, and attendees will be subject to security inspections.